Exhibit 10.1

DATED 17 OCTOBER 2011

PISTI SHIPPING LLC

ARIS MARINE LLC

APHRODITE MARINE LLC

ATHENA MARINE LLC

DIMITRA MARINE LLC

APOLLON MARINE LLC

ARTEMIS MARINE LLC

HERMES MARINE LLC (MI)

HERA MARINE LLC

ALEXANDER MARINE LLC

PHILIPPOS MARINE LLC

(as borrowers)

-and-

POSEIDON CONTAINERS HOLDINGS LLC

(as guarantor)

-and-

DVB BANK SE

(as lender)

SECOND SUPPLEMENTAL AGREEMENT TO A SECURED LOAN FACILITY

AGREEMENT DATED 2 SEPTEMBER 2010 AS AMENDED AND SUPPLEMENTED

BY A FIRST SUPPLEMENTAL AGREEMENT DATED 5 NOVEMBER 2010

m.s. “PISTI” (ex “TARA”)

m.s. “NEWYORKER” (ex“ SANTA ALINA”)

m.s. “MAIRA” (ex “SANTA ANNABELLA”)

m.s. “NIKOLAS” (ex “SANTA ALEXANDRA”)

m.s. “MELINA” (ex “SWAN”)

m.s. “MAERSK TORINO”

m.s. “MAERSK TRAPANI”

m.s. “MAERSK TARRAGONA”

m.s. “MAERSK TANGIER”

Hull no. S620 (tbn)

Hull no. S621 (tbn)

STEPHENSON HARWOOD

Piraeus Office

Ariston Building

2 Filellinon Street & Akti Miaouli

Piraeus 185 36

Greece

Tel: +30 210 4295 160

Fax: +30 210 4295 166/7

Ref: F21.116

CONTENTS

		Page

1	Interpretation	4

2	Conditions	5

3	Representations and Warranties	7

4	Amendment and Restatement on Effective Date	8

5	Confirmation and Undertaking	8

6	Notices, Law and Jurisdiction	9

7	Further Assurance	9

8	Miscellaneous	9

9	Costs and Expenses	10

SECOND SUPPLEMENTAL AGREEMENT

Dated: 17 October 2011

BETWEEN:-

(1)

PISTI SHIPPING LLC (“Pisti”), ARIS MARINE LLC (“Aris”), APHRODITE MARINE LLC (“Aphrodite”), ATHENA MARINE LLC (“Athena”), DIMITRA MARINE LLC (“Dimitra”), APOLLON MARINE LLC (“Apollon”), ARTEMIS MARINE LLC (“Artemis”), HERMES MARINE LLC (MI) (“Hermes”) and HERA MARINE LLC (“Hera” and together with Pisti, Aris, Aphrodite, Athena, Dimitra, Apollon, Artemis and Hermes, the “Original Borrowers” and each an “Original Borrower”), ALEXANDER MARINE LLC (“Alexander”) and PHILIPPOS MARINE LLC (“Philippos” and together with Alexander, the “Additional Borrowers” and each an “Additional Borrower”), each a limited liability company formed and existing under the laws of Republic of the Marshall Islands whose registered address is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH 96960 (together, the “Borrowers” and each a “Borrower”) jointly and severally; and

(2)

POSEIDON CONTAINERS HOLDINGS LLC, a limited liability company formed and existing according to the law of the Republic of the Marshall Islands whose registered address is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH 96960 (the “Guarantor”); and

(3)	DVB BANK SE, acting through its office at Ballindamm 6, D20095 Hamburg, Federal Republic of Germany (“the Lender”).

SUPPLEMENTAL TO a Secured Loan Facility Agreement dated 2 September 2010 as amended and supplemented by a first supplemental agreement dated 5 November 2010 (together, the “Loan Agreement”) each made between, amongst others, the Original Borrowers and the Lender, on the terms and subject to the conditions of which the Lender agreed to advance to the Original Borrowers an aggregate amount not exceeding seventy two million Dollars ($72,000,000), of which sixty six million three hundred and fifty nine thousand five hundred and thirteen Dollars ($66,359,513) is as at the date hereof currently outstanding (the “Original Loan”).

WHEREAS:-

(A)

The Lender and the Borrowers have agreed that the Original Loan be increased by an amount of up to one hundred and four million Dollars ($104,000,000) (the “Additional Loan”), so that the Original Loan and the Additional Loan comprise a total aggregate facility of up to one hundred and seventy six million Dollars ($176,000,000) (the “Loan”) to assist the Additional Borrowers to finance or re-finance part of the aggregate purchase price of two additional Vessels.

(B)	The Lender and the Borrowers have agreed to amend the Loan Agreement on the terms and subject to the conditions contained in this Second Supplemental Agreement.

IT IS AGREED THAT:-

1	Interpretation

1.1	In this Second Supplemental Agreement the following words and expressions shall have the following meanings:-

“Amended and Restated Guarantee” means the Guarantee as amended and restated Guarantee by this Second Supplemental Agreement in the form set out in Schedule 2.

“Amended and Restated Loan Agreement” means the Loan Agreement as amended and restated by this Second Supplemental Agreement in the form set out in Schedule 1.

“Effective Date” means the date on which the Lender confirms to the Borrowers that all of the conditions referred to in Clause 2.1 have been satisfied, which confirmation the Lender shall be under no obligation to give if an Event of Default shall have occurred.

“Second Supplemental Agreement” means the agreement herein contained.

“Mortgage Addenda” means the addenda to the first preferred mortgages over the Vessels, each to be executed by the relevant Original Borrower in favour of the Lender, in such form and containing such terms and conditions as the Lender shall require and “Mortgage Addendum” means each one of them.

“Security Parties” means all parties to this Second Supplemental Agreement other than the Lender and “Security Party” means any one of them.

1.2

All words and expressions defined in the Loan Agreement shall have the same meaning when used in this Second Supplemental Agreement unless the context otherwise requires, and clause 1.2 of the Amended and Restated Loan Agreement shall apply to the interpretation of this Second Supplemental Agreement as if it were set out in full and as if references therein to “this Agreement” were references to “this Second Supplemental Agreement”.

1.3

All obligations, representations, warranties, covenants and undertakings of the Borrowers under or pursuant to this Second Supplemental Agreement shall, unless otherwise expressly provided, be entered into, made or given by them jointly and severally.

2	Conditions

2.1	Before Clause 4 of this Second Supplemental Agreement shall take effect, the Borrowers shall deliver or cause to be delivered to or to the order of the Lender the following documents and evidence:-

2.1.1

A certificate from a duly authorised officer of each Security Party (other than the Additional Borrowers) confirming that none of the constitutional documents delivered to the Lender pursuant to Clauses 3 of the Loan Agreement have been amended or modified in any way since the date of their delivery to the Lender, or copies, certified by a duly authorised officer of each Security Party as true, complete, accurate and neither amended nor revoked, of any which have been amended or modified.

2.1.2

Copies of the constitutional documents of each Additional Borrower together with such other evidence as the Lender may reasonably require that each Additional Borrower is duly formed in its country of formation and remains in existence with power to enter into, and perform its obligations under, the Relevant Documents to which it is or is to become a party.

2.1.3	A certificate of good standing in respect of each Security Party (if such a certificate can be obtained).

2.1.4	A copy of a resolution of the members of each Security Party:

(i)

approving, and authorising or ratifying the execution of, the documents to which that Security Party is or is to be a party pursuant to this Second Supplemental Agreement (as the case may be) including this Second Supplemental Agreement itself and any other documents required hereunder or otherwise by the Lender (together the “Supplemental Documents” and each a “Supplemental Document”); and

(ii)	authorising a specified person or persons to execute those Supplemental Documents (and all documents and notices to be signed and/or despatched under those documents) on its behalf.

2.1.5

A certificate of a duly authorised officer of each Security Party certifying that each copy document relating to it is correct, complete and in full force and effect and setting out the names of the directors, officers and membership interest holders (shareholders) of that Security Party and the proportion of shares held by each membership interest holders (shareholders).

2.1.6	The notarially attested and legalised power of attorney of each Security Party under which any documents are to be executed or transactions undertaken by that Security Party.

2.1.7

A letter from Messrs. Saville & Co., 2 Throgmorton Avenue, London EC2N 2ER, England accepting their appointment by each of the Security Parties as agent for service of proceedings pursuant to the Second Supplemental Agreement and the Security Documents.

2.1.8	This Second Supplemental Agreement duly executed by the parties hereto.

2.1.9	The Mortgage Addenda duly executed by the parties thereto.

2.1.10	Evidence that the Mortgage Addenda have been provisionally registered with the Public Registry in the Republic of Panama or permanently registered with LISCR respectively.

2.1.11	Evidence satisfactory to the Lender that the fees, costs and expenses then due from the Borrowers have been paid or will, if then due, be paid by their timelines.

2.1.12

A copy of any other consent, licence, approval, authorisation or other document, opinion or assurance which the Lender considers to be necessary or desirable in connection with the entry into and performance of the transactions contemplated by any of the Supplemental Documents or for the validity and enforceability of any of the Supplemental Documents.

2.1.13	Confirmation satisfactory to the Lender that the legal opinions required by the Lender will be given substantially in the forms required by the Lender.

2.2	All documents and evidence delivered to the Lender pursuant to this Clause shall:-

2.2.1	be in form and substance acceptable to the Lender; and

2.2.2	if required by the Lender, be certified, notarised, legalised or attested in a manner acceptable to the Lender.

2.3

If the Lender in its sole discretion agrees to certify that the Effective Date has occurred before all the documents and evidence required by Clause 2.1 have been delivered to or to the order of the Lender, the Borrowers undertake to deliver all outstanding documents and evidence to or to the order of the Lender no later than the date specified by the Lender, and the Lender’s confirmation of the Effective Date shall not be taken as a waiver of its right to require production of such documents and evidence.

3	Representations and Warranties

3.1

Each Borrower and the Guarantor represent and warrant to the Lender that they have the power to enter into and have duly authorised the execution and delivery of this Second Supplemental Agreement and the performance of this Second Supplemental Agreement.

3.2	Each of the representations and warranties contained in clause 11 of the Amended and Restated Loan Agreement and clause 2 of the Amended and Restated

Guarantee shall be deemed repeated by each of the Security Parties (as applicable) at the date of this Second Supplemental Agreement and at the Effective Date, by reference to the facts and circumstances then pertaining, as if references to the Security Documents included this Second Supplemental Agreement.

4	Amendment and Restatement on Effective Date

With effect from the Effective Date:

4.1	the Loan Agreement shall be read and construed as if its text was replaced by the text of the Amended and Restated Loan Agreement attached as Schedule 1 to this Second Supplemental Agreement;

4.2	the Guarantee shall be read and construed as if its text was replaced by the text of the Amended and Restated Guarantee attached as Schedule 2 to this Second Supplemental Agreement; and

4.3

the Security Documents (other than the Guarantee) shall be read and construed as if all references in any of the Security Documents to the Loan Agreement (however described) were references to the Amended and Restated Loan Agreement, so that (inter alia) the Additional Borrowers were added therein and the Original Loan was replaced by the Loan (as defined in Recital (A)).

5	Confirmation and Undertaking

5.1

In consideration of the agreement of the Lender contained in this Second Supplemental Agreement, each of the Security Parties confirms that all of its respective obligations under or pursuant to each of the Security Documents to which it is a party remain in full force and effect, despite the amendment and restating of the Loan Agreement and the Guarantee made in and pursuant to this Second Supplemental Agreement, as if all references in any of the Security Documents to the Loan Agreement (however described) were references to the Amended and Restated Loan Agreement and as if all references in the Loan Agreement and in any of the Security Documents to the Guarantee (however described) were references to the Amended and Restated Guarantee.

5.2

The definition of any term defined in any of the Security Documents (howsoever described) shall, to the extent necessary, be modified to reflect the amendments to the Loan Agreement made in this Second Supplemental Agreement.

6	Notices, Law and Jurisdiction

The provisions of clauses 17 and 22 of the Loan Agreement shall apply to this Second Supplemental Agreement as if they were set out in full and as if references to the Loan Agreement were references to this Second Supplemental Agreement.

7	Further Assurance

7.1

The Borrowers and the Guarantor covenant that from time to time at the request of the Lender they will execute and deliver to the Lender or procure the execution and delivery to the Lender of all such documents as in the opinion of the Lender are necessary for giving full effect to this Second Supplemental Agreement and for perfecting and protecting the value of or enforcing any rights or securities granted to the Lender under or pursuant to the Loan Agreement and this Second Supplemental Agreement.

7.2

The Borrowers and the Guarantor agree that if, on the Delivery Date of the relevant additional Vessel to the relevant Additional Borrower, the relevant additional Vessel is not employed under any charter or the relevant additional Vessel is employed under a charter but for a period of duration of less than one year without taking into account any extension options, then the Lender will not be obliged to advance the relevant Drawing to the Borrowers and this Second Supplemental Agreement, the Amended and Restated Loan Agreement, in respect of that part of the Additional Loan, and the Amended and Restated Guarantee shall be considered as never existed, with the exception of Clause 9 (Fees) of the Amended and Restated Loan Agreement, which shall in any case survive and be binding on the Borrowers and the Guarantor.

8	Miscellaneous

Clause 21.1 (No oral variations), 21.5 (Counterparts) and 21.6 (Contracts (Rights of Third Parties) Act 1999) of the Loan Agreement shall (mutatis mutandis) apply to this Second Supplemental Agreement.

9	Costs and Expenses

The Borrowers shall, on demand of the Lender and upon a full indemnity basis, reimburse the Lender for all costs and expenses (including legal fees and disbursements plus any value added tax payable thereon) incurred by the Lender in connection with the preparation, negotiation and execution of this Second Supplemental Agreement and any other documents required.

IN WITNESS of which the parties to this Second Supplemental Agreement have executed this Second Supplemental Agreement the day and year first before written.

SIGNED by Filanthi Katsafadou	)
/s/ Filanthi Katsafadou	)
as duly authorised attorney-in-fact	)
for and on behalf of	)
PISTI SHIPPING LLC	)
in the presence of:	)

/s/ Dimitrios Beis
Dimitrios Beis
Solicitor
Stephenson Harwood
2 Filellinon Street & Akti Miaouli
Piraeus 185 36 - Tel. 210 4295 160

SIGNED by Filanthi Katsafadou	)
/s/ Filanthi Katsafadou	)
as duly authorised attorney-in-fact	)
for and on behalf of	)
ARIS MARINE LLC	)
in the presence of:	)

/s/ Dimitrios Beis
Dimitrios Beis
Solicitor
Stephenson Harwood
2 Filellinon Street & Akti Miaouli
Piraeus 185 36 - Tel. 210 4295 160

SIGNED by Filanthi Katsafadou	)
/s/ Filanthi Katsafadou	)
as duly authorised attorney-in-fact	)
for and on behalf of	)
APHRODITE MARINE LLC	)
in the presence of:	)

/s/ Dimitrios Beis
Dimitrios Beis
Solicitor
Stephenson Harwood
2 Filellinon Street & Akti Miaouli
Piraeus 185 36 - Tel. 210 4295 160

SIGNED by Filanthi Katsafadou	)
/s/ Filanthi Katsafadou	)
as duly authorised attorney-in-fact	)
for and on behalf of	)
ATHENA MARINE LLC	)
in the presence of:	)

/s/ Dimitrios Beis
Dimitrios Beis
Solicitor
Stephenson Harwood
2 Filellinon Street & Akti Miaouli
Piraeus 185 36 - Tel. 210 4295 160

SIGNED by Filanthi Katsafadou	)
/s/ Filanthi Katsafadou	)
as duly authorised attorney-in-fact	)
for and on behalf of	)
DIMITRA MARINE LLC	)
in the presence of:	)

/s/ Dimitrios Beis
Dimitrios Beis
Solicitor
Stephenson Harwood
2 Filellinon Street & Akti Miaouli
Piraeus 185 36 - Tel. 210 4295 160

SIGNED by Filanthi Katsafadou	)
/s/ Filanthi Katsafadou	)
as duly authorised attorney-in-fact	)
for and on behalf of	)
APOLLON MARINE LLC	)
in the presence of:	)

/s/ Dimitrios Beis
Dimitrios Beis
Solicitor
Stephenson Harwood
2 Filellinon Street & Akti Miaouli
Piraeus 185 36 - Tel. 210 4295 160

SIGNED by Filanthi Katsafadou	)
/s/ Filanthi Katsafadou	)
as duly authorised attorney-in-fact	)
for and on behalf of	)
ARTEMIS MARINE LLC	)
in the presence of:	)

/s/ Dimitrios Beis
Dimitrios Beis
Solicitor
Stephenson Harwood
2 Filellinon Street & Akti Miaouli
Piraeus 185 36 - Tel. 210 4295 160

SIGNED by Filanthi Katsafadou	)
/s/ Filanthi Katsafadou	)
as duly authorised attorney-in-fact	)
for and on behalf of	)
HERMES MARINE LLC (MI))
in the presence of:	)

/s/ Dimitrios Beis
Dimitrios Beis
Solicitor
Stephenson Harwood
2 Filellinon Street & Akti Miaouli
Piraeus 185 36 - Tel. 210 4295 160

SIGNED by Filanthi Katsafadou	)
/s/ Filanthi Katsafadou	)
as duly authorised attorney-in-fact	)
for and on behalf of	)
HERA MARINE LLC	)
in the presence of:	)

/s/ Dimitrios Beis
Dimitrios Beis
Solicitor
Stephenson Harwood
2 Filellinon Street & Akti Miaouli
Piraeus 185 36 - Tel. 210 4295 160

SIGNED by Filanthi Katsafadou	)
/s/ Filanthi Katsafadou	)
as duly authorised attorney-in-fact	)
for and on behalf of	)
ALEXANDER MARINE LLC	)
in the presence of:	)

/s/ Dimitrios Beis
Dimitrios Beis
Solicitor
Stephenson Harwood
2 Filellinon Street & Akti Miaouli
Piraeus 185 36 - Tel. 210 4295 160

SIGNED by Filanthi Katsafadou	)
/s/ Filanthi Katsafadou	)
as duly authorised attorney-in-fact	)
for and on behalf of	)
PHILIPPOS MARINE LLC	)
in the presence of:	)

/s/ Dimitrios Beis
Dimitrios Beis
Solicitor
Stephenson Harwood
2 Filellinon Street & Akti Miaouli
Piraeus 185 36 - Tel. 210 4295 160

SIGNED by Filanthi Katsafadou	)
/s/ Filanthi Katsafadou	)
as duly authorised attorney-in-fact	)
for and on behalf of	)
POSEIDON CONTAINERS	)
HOLDINGS LLC	)
in the presence of:	)

/s/ Dimitrios Beis
Dimitrios Beis
Solicitor
Stephenson Harwood
2 Filellinon Street & Akti Miaouli
Piraeus 185 36 - Tel. 210 4295 160

SIGNED by Alexandros Damianidis	)
/s/ Alexandros Damianidis	)
as duly authorised attorney-in-fact	)
for and on behalf of	)
DVB BANK SE	)
in the presence of:	)

/s/ Dimitrios Beis
Dimitrios Beis
Solicitor
Stephenson Harwood
2 Filellinon Street & Akti Miaouli
Piraeus 185 36 - Tel. 210 4295 160

Schedule 1

Amended and Restated Loan Agreement

DATED 2 SEPTEMBER 2010

(AS AMENDED AND RESTATED ON 17 OCTOBER 2011)

PISTI SHIPPING LLC

ARIS MARINE LLC

APHRODITE MARINE LLC

ATHENA MARINE LLC

DIMITRA MARINE LLC

APOLLON MARINE LLC

ARTEMIS MARINE LLC

HERMES MARINE LLC (MI)

HERA MARINE LLC

ALEXANDER MARINE LLC

PHILIPPOS MARINE LLC

(as Borrowers)

- and -

DVB BANK SE

(as Lender)

US$176,000,000 AMENDED AND RESTATED

SENIOR SECURED TERM

LOAN AGREEMENT

m.s. “PISTI” (ex “TARA”)

m.s. “NEWYORKER” (ex “SANTA ALINA”)

m.s. “MAIRA” (ex “SANTA ANNABELLA”)

m.s. “NIKOLAS” (ex “SANTA ALEXANDRA”)

m.s. “MELINA” (ex “SWAN”)

m.s. “MAERSK TORINO”

m.s. “MAERSK TRAPANI”

m.s. “MAERSK TARRAGONA”

m.s. “MAERSK TANGIER”

Hull no. S620 (tbn)

Hull no. S621 (tbn)

STEPHENSON HARWOOD

Piraeus Office

Ariston Building

2 Filellinon Street & Akti Miaouli

Piraeus 185 36

Greece

Tel: +30 210 4295 160

Fax: +30 210 4295 166/7

Ref: F21.116

CONTENTS

		Page

1	Definitions and Interpretation	17

2	The Loan and its Purpose	34

3	Conditions of Utilisation	35

4	Advance	38

5	Repayment	38

6	Prepayment	39

7	Interest	41

8	Indemnities	44

9	Fees	48

10	Security and Application of Moneys	49

11	Representations	53

12	Undertakings and Covenants	59

13	Events of Default	76

14	Assignment and Sub-Participation	81

15	Set-Off	83

16	Payments	83

17	Notices	84

18	Partial Invalidity	86

19	Remedies and Waivers	86

20	Joint and several liability	86

21	Miscellaneous	88

AMENDED AND RESTATED LOAN AGREEMENT

This Agreement was originally made on 2 September 2010, amended and restated on 5 November 2010 and subsequently amended and restated on 17 October 2011.

BETWEEN:

(1)

PISTI SHIPPING LLC (“Pisti”), ARIS MARINE LLC (“Aris”), APHRODITE MARINE LLC (“Aphrodite”), ATHENA MARINE LLC (“Athena”), DIMITRA MARINE LLC (“Dimitra”), APOLLON MARINE LLC (“Apollon”), ARTEMIS MARINE LLC (“Artemis”), HERMES MARINE LLC (MI) (“Hermes”), HERA MARINE LLC (“Hera”), ALEXANDER MARINE LLC (“Alexander”) and PHILIPPOS MARINE LLC (“Philippos”), each a limited liability company formed and existing under the laws of Republic of the Marshall Islands whose registered address is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH 96960 (together, the “Borrowers” and each a “Borrower”) jointly and severally; and

(2)	DVB BANK SE, acting through its office at Ballindamm 6, D20095 Hamburg, Federal Republic of Germany (the “Lender”).

WHEREAS:

(A)

Each Borrower has agreed to purchase or has already purchased the relevant Vessel from the relevant Seller or Builder (as the case may be) on the terms of the relevant MOA or the relevant Building Contract (as the case may be) and will register or has registered under its ownership that Vessel under the relevant flag specified below in the definition of “Vessels”.

(B)

The Lender has agreed to advance to the Borrowers on a joint and several basis up to $176,000,000 in up to eleven Drawings to assist the Borrowers to finance or re-finance part of the aggregate purchase price of the Vessels as evidenced by the MOAs or the Building Contracts respectively.

IT IS AGREED as follows:

1	Definitions and Interpretation

1.1	In this Agreement:

“Accounts” means the Earnings Accounts and the Cash Collateral Account.

“Account Holder” means Crédit Agricole Corporate and Investment Bank acting through its branch at 9, quai du Président Paul Doumer, F-92920, Paris La Défense, Paris, France or any other bank or financial institution which at any time, with the Lender’s prior written consent, holds the Earnings Account.

“Account Charge(s)” means the deed or deeds of charge referred to in Clause 10.1.4 (Security Documents).

“Actual Rate” has the meaning set out in Clause 7.11.

“Administration” has the meaning given to it in paragraph 1.1.3 of the ISM Code.

“Annex VI” means Annex VI (Regulations for the Prevention of Air Pollution from Ships) to the International Convention for the Prevention of Pollution from Ships 1973 (as modified in 1978 and 1997).

“Approved Brokers” means Clarksons, Howe Robinson, MSI and Maersk Broker and “Approved Broker” means any one of them;

“Approved Flag” means a flag acceptable to the Lender in its discretion.

“Assignments” means the deeds of assignment referred to in Clause 10.1.2 (Security Documents).

“Availability Termination Date” means 30 November 2010, in respect of the Group A Vessels, and the earlier of (a) the Delivery Date of the last Group B Vessel to be delivered and (b) 30 June 2013, in respect of the Group B Vessels or, in each case, such later date as the Lender may in its discretion agree in writing.

“Break Costs” means all sums payable by the Borrowers from time to time under Clause 8.3 (Break Costs).

“Builder” means Hyundai Samho Heavy Industries Co. Ltd., a company organised and existing under the laws of the Republic of Korea with its principal office at 1700, Yongdang-Ri, Samho-Eup, Yeoungam-Gun, Jeollanam-Do, Korea.

“Building Contracts” means the contracts dated 3 June 2010 on the terms and subject to the conditions of which the Builder has agreed to construct the Alexander Vessel and the Philippos Vessel for, and deliver the Alexander Vessel and the

Philippos Vessel to Alexander and Philippos respectively and “Building Contract” means either one of them.

“Business Day” means a day (other than a Saturday or Sunday) on which banks are open for general business in New York, London, Frankfurt-am-Main, Hamburg, Bergen and Athens.

“Cash Collateral” means, in respect of each Group B Vessel, an amount which is equal to the first four (4) Repayment Instalments of the Drawing relevant to the Group B Vessel in question.

“Cash Collateral Account” means a bank account to be opened in the name of Alexander and Philippos respectively with the Account Holder and designated “Alexander Marine LLC – Cash Collateral Account” and “Philippos Marine LLC – Cash Collateral Account” and “Cash Collateral Accounts” means more than one of them.

“Charterer” means any first class charterer which has entered into a Charter with a Borrower in respect of a Vessel.

“Charters” means, in respect of a Vessel, any time charter which has, or is, with the extensions or renewals, capable of having a duration of more than 12 months and which has been entered into between a Borrower and a Charterer, on the terms and subject to the conditions of which that Borrower has chartered its Vessel to the Charterer and “Charter” means any one of them.

“Compliance Certificate” means a certificate substantially in the form set out in Schedule 4 (Form of Compliance Certificate).

“Contract Price”, in respect of each Group B Vessel, means an aggregate amount of seventy five million two hundred and ninety thousand Dollars ($75,290,000), as evidenced by the relevant Building Contract.

“Currency of Account” means, in relation to any payment to be made to the Lender under a Finance Document, the currency in which that payment is required to be made by the terms of that Finance Document.

“Debt Service” means repayment of scheduled Repayment Instalments of the relevant Drawing and interest on the relevant Drawing.

“Default” means an Event of Default or any event or circumstance specified in Clause 13.1 (Events of Default) which would (with the expiry of a grace period, the giving of notice, the making of any determination under the Finance Documents or any combination of any of the foregoing) be an Event of Default.

“Delivery Date” means:-

(a)	in respect of the Alexander Vessel, the date of the actual delivery of the Alexander Vessel from the Builder to Alexander, pursuant to “Article VII: DELIVERY” of each relevant Building Contract; and

(b)	in respect of the Philippos Vessel, the date of the actual delivery of the Philippos Vessel from the Builder to Philippos, pursuant to “Article VII: DELIVERY” of each relevant Building Contract.

“Determination Date” means, with respect to an Interest Period, the date which is (2) Business Days before the first day of that Interest Period.

“DOC” means, in relation to the ISM Company, a valid Document of Compliance issued for the ISM Company by the Administration under paragraph 13.2 of the ISM Code.

“Dollars” and “$” each means available and freely transferable and convertible funds in lawful currency of the United States of America.

“Drawdown Date” means the date on which the relevant Drawing is advanced under Clause 4 (Advance).

“Drawdown Notice” means a notice substantially in the form set out in Schedule 3 (Form of  Drawdown Notice).

“Drawing A” means an aggregate amount of $8,058,929 in respect of the Pisti Vessel.

“Drawing B” means an aggregate amount of $12,356,548 in respect of the Newyorker Vessel.

“Drawing C” means an aggregate amount of $12,292,262 in respect of the Maira Vessel.

“Drawing D” means an aggregate amount of $12,292,262 in respect of the Nikolas Vessel.

“Drawing E” means an aggregate amount of up to the lesser of (a) $15,000,000 and (b) 65% of the Fair Market Value of the Melina Vessel (to be determined pursuant to the valuation(s) to be obtained under Clause 3.1 not earlier than two (2) weeks prior to the relevant Drawdown Date).

“Drawing F” means an aggregate amount of up to the lesser of (a) $3,000,000 and (b) 65% of the Fair Market Value of the Torino Vessel (to be determined pursuant to the valuation(s) to be obtained under Clause 3.1 not earlier than two (2) weeks prior to the relevant Drawdown Date).

“Drawing G” means an aggregate amount of up to the lesser of (a) $3,000,000 and (b) 65% of the Fair Market Value of the Tangier Vessel (to be determined pursuant to the valuation(s) to be obtained under Clause 3.1 not earlier than two (2) weeks prior to the relevant Drawdown Date).

“Drawing H” means an aggregate amount of up to the lesser of (a) $3,000,000 and (b) 65% of the Fair Market Value of the Trapani Vessel (to be determined pursuant to the valuation(s) to be obtained under Clause 3.1 not earlier than two (2) weeks prior to the relevant Drawdown Date)

“Drawing I” means an aggregate amount of up to the lesser of (a) $3,000,000 and (b) 65% of the Fair Market Value of the Tarragona Vessel (to be determined pursuant to the valuation(s) to be obtained under Clause 3.1 not earlier than two (2) weeks prior to the relevant Drawdown Date) but always subject to Clause 3.6.

“Drawing J” means an aggregate amount of up to the lesser of (a) $52,000,000 and (b) 70% of the Fair Market Value of the Alexander Vessel (to be determined pursuant to the valuation(s) to be obtained under Clause 3.4 not earlier than four (4) weeks prior to the relevant Drawdown Date) but always subject to Clause 3.6.

“Drawing K” means an aggregate amount of up to the lesser of (a) $52,000,000 and (b) 70% of the Fair Market Value of the Philippos Vessel (to be determined pursuant to the valuation(s) to be obtained under Clause 3.4 not earlier than four (4) weeks prior to the relevant Drawdown Date) but always subject to Clause 3.6.

“Drawings” means any part of Drawing A, Drawing B, Drawing C, Drawing D, Drawing E, Drawing F, Drawing G, Drawing H, Drawing I, Drawing J and Drawing K advanced or to be advanced pursuant to a Drawdown Notice and “Drawing” means any one of them.

“Earnings” means all hires, freights, pool income and other sums payable to or for the account of a Borrower in respect of a Vessel including (without limitation) all remuneration for salvage and towage services, demurrage and detention moneys, contributions in general average, compensation in respect of any requisition for hire, and damages and other payments (whether awarded by any court or arbitral tribunal or by agreement or otherwise) for breach, termination or variation of any contract for the operation, employment or use of a Vessel.

“Earnings Account” means a bank account to be opened in the name of each Borrower with the Account Holder and designated “[name of Borrower] - Earnings Account” and “Earnings Accounts” means more than one of them.

“Encumbrance” means a mortgage, charge, assignment, pledge, lien, or other security interest securing any obligation of any person or any other agreement or arrangement having a similar effect.

“Environment” means all or any of the following media: air (including air within buildings or other structures and whether below or above ground); land (including buildings and any other structures or erections in, on or under it and any soil and anything below the surface of the land); land covered with water; and water (including sea, ground and surface water and any living organism supported by such media).

“Environmental Approval” means any and all consents, authorisations, licenses or approvals of any Government Entity required under any Environmental Laws applicable to a Vessel or any part thereof or to the operation of, or the carriage of cargo and/or passengers on, or the provision of goods and/or services of or from a Vessel or any part thereof.

“Environmental Claim” means any and all enforcements, clean ups, removals or other regulatory actions or laws instituted or completed by any Government Entity under or pursuant to any Environmental Laws or any Environmental Approval

together with the claims made by any third party relating to damage, contribution, loss or injury resulting from any Spill from a Vessel or any part thereof.

“Environmental Laws” means any or all applicable law (whether civil, criminal or administrative), common law, statute, statutory instrument, treaty, convention, regulation, directive, by-law, demand, decree, ordinance, injunction, resolution, order, judgment, rule, permit, licence or restriction (in each case having the force of law) and codes of practice or conduct, circulars and guidance notes (in each case having legal or judicial import or effect), in each case of any government, quasi-government, supranational, federal, state or local government, statutory or regulatory body, court, agency or association in any applicable jurisdiction relating to or concerning:

(a)	pollution or contamination of the Environment, any ecological system or any living organisms which inhabit the Environment or any ecological system;

(b)	the generation, manufacture, processing, distribution, use (including abuse), treatment, storage, disposal, transport or handling of hazardous materials; and

(c)

the emission, leak, release, spill or discharge into the Environment of dust, fumes, gas, odours, smoke, steam, effluvia, heat, light, radiation (of any kind), infection, electricity or any hazardous materials and any matter or thing capable of constituting a nuisance or an actionable tort or breach of statutory duty of any kind in respect of such matters, including, without limitation, the following laws of the United States of America (each as amended): the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Hazardous Materials Transportation Act, the Oil Pollution Act of 1990, the Resource Conservation and Recovery Act and the Toxic Substances Control Act together, in each case, with the regulations promulgated and the guidance issued pursuant thereto.

“Event of Default” means any of the events or circumstances set out in Clause 13.1 (Events of Default).

“Excess Cash Flow” means, in respect of each Group B Vessel, the Earnings of that Group B Vessel remaining following deduction of the Operating Expenses and the Debt Service in respect of that Group B Vessel.

“Facility Period” means the period beginning on the date of this Agreement and ending on the date when the whole of the Indebtedness has been paid in full and the Security Parties have ceased to be under any further actual or contingent liability to the Lender under or in connection with the Finance Documents.

“Fair Market Value” means the fair market value of each Vessel which shall be conclusively determined on a charter-free basis by firms of shipbrokers approved and appointed by the Lender (and in a form approved by the Lender and addressed to the Lender) which shall include: (a) one valuation by a firm of shipbrokers appointed by the Lender (which shall be Maritime Strategies International Ltd. unless the Lender advises otherwise) and (b) if requested by the Borrowers, one valuation to be obtained by a firm of shipbrokers selected by the Borrowers from the Approved Brokers, in which case the fair marker value of a Vessel shall be conclusively determined by the average of the two valuations. If there is a difference of or in excess of 10% between the two valuations, the Borrowers may select a third firm of shipbrokers from the Approved Brokers and the fair market value of a Vessel shall be determined by the average of the three valuations.

“Final Maturity Date” means (i) in respect of the Group A Vessels, the fifth (5th) anniversary of the final Drawdown Date in respect of a Group A Vessel to occur and (ii) in respect of the Group B Vessels, the fifth (5th) anniversary of the Drawdown Date in respect of the first Group B Vessel to be delivered.

“Finance Documents” means this Agreement, the Security Documents and any other document designated as such by the Lender and the Borrowers and “Finance Document” means any one of them.

“Financial Indebtedness” means any obligation for the payment or repayment of money, whether present or future, actual or contingent, in respect of:

(a)	moneys borrowed;

(b)	any acceptance credit;

(c)	any bond, note, debenture, loan stock or similar instrument;

(d)	any finance or capital lease;

(e)	receivables sold or discounted (other than on a non-recourse basis);

(f)	deferred payments for assets or services;

(g)

any derivative transaction protecting against or benefiting from fluctuations in any rate or price (and, when calculating the value of any derivative transaction, only the marked to market value shall be taken into account);

(h)	any amount raised under any other transaction (including any forward sale or purchase agreement) having the commercial effect of a borrowing;

(i)	any counter-indemnity obligation in respect of a guarantee, indemnity, bond, standby or documentary letter of credit or any other instrument issued by a bank or financial institution; and

(j)	the amount of any liability in respect of any guarantee or indemnity for any of the items referred to in paragraphs (a) to (i) above.

“Government Entity” means and includes (whether having a distinct legal personality or not) any national or local government authority, board, commission, department, division, organ, instrumentality, court or agency and any association, organisation or institution of which any of the foregoing is a member or to whose jurisdiction any of the foregoing is subject or in whose activities any of the foregoing is a participant.

“Group” means the Guarantor, the Principal Subsidiary and the Borrowers.

“Group A Vessels” means the following nine subpanamax container vessels, and everything now or in the future belonging to them on board and ashore, each of them currently registered under the name of the respective Borrower set out below with the name set out below under the flag set out below and purchased by the relevant Borrower from the Seller set out below on the terms of the relevant MOA and “Group A Vessel” means any one of them:

Name of Vessel	Flag	IMO no.	Seller	Borrower
“PISTI” (ex “TARA”) (the “Pisti	Panama	9122203	Plantation Key Pte. Ltd., 7 Temasek Boulevard, 09-03,	Pisti

Vessel”)			Suntec Tower One, Singapore 038987
“NEWYORKER” (ex “SANTA ALINA”) (the “Newyorker Vessel”)	Panama	9209104	Kommanditgesellschaft MS “Santa Alina” Offen Reederei GmbH & Co., Hamburg, Germany	Athena
“MAIRA” (ex “SANTA ANNABELLA”) (the “Maira Vessel”)	Panama	9203502	Kommanditgesellschaft MS “Santa Annabella” Offen Reederei GmbH & Co., Hamburg, Germany	Aris
“NIKOLAS” (ex “SANTA ALEXANDRA”) (the “Nikolas Vessel”)	Panama	9203526	Kommanditgesellschaft MS “Santa Alexandra” Offen Reederei GmbH & Co., Hamburg, Germany	Aphrodite
“MELINA” (ex “SWAN”) (the “Melina Vessel”)	Panama	9122605	Maple Navigation Limited, Monrovia, Liberia	Dimitra
“MAERSK TORINO” (the “Torino Vessel”)	Liberia	8820200	Eurus Torino LLC, Marshall Islands	Apollon
“MAERSK TRAPANI” (the “Trapani Vessel”)	Liberia	8820224	Eurus Trapani LLC, Marshall Islands	Artemis

“MAERSK TARRAGONA” (the “Tarragona Vessel”)	Liberia	8820212	Eurus Tarragona LLC, Marshall Islands	Hermes
“MAERSK TANGIER” (the “Tangier Vessel”)	Liberia	8905543	Eurus Tangier LLC, Marshall Islands	Hera

“Group B Vessels” means the following two 6,700 TEU postpanamax container vessels, and everything now or in the future belonging to them on board and ashore, each currently under construction by the Builder with Builder’s hull numbers set out below for the respective Borrowers set out below on the terms of the respective Building Contracts and, on delivery to the respective Borrower, intended to be registered under an Approved Flag in the ownership of the respective Borrower and “Group B Vessel” means either one of them:

Name of Vessel	Borrower
Hull no. S620 (tbn) (the “Alexander Vessel”)	Alexander
Hull no. S621 (tbn) (the “Philippos Vessel”)	Philippos

“Guarantee” means the guarantee and indemnity referred to in Clause 10.1.3 (Security Documents).

“Guarantor” means Poseidon Containers Holdings LLC, a limited liability company formed and existing under the laws of the Republic of the Marshall Islands whose registered office is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH 96960 and/or (where the context permits) any other person who shall at any time during the Facility Period give to the Lender a guarantee and/or indemnity for the repayment of all or part of the Indebtedness.

“IAPPC” means a valid international air pollution prevention certificate for a Vessel issued under Annex VI.

“IFRS” means International Financial Reporting Standards issued and/or adopted by the International Accounting Standards Board.

“Indebtedness” means the aggregate from time to time of: the amount of the Loan outstanding; all accrued and unpaid interest on the Loan; and all other sums of any nature (together with all accrued and unpaid interest on any of those sums) payable to the Lender under all or any of the Finance Documents.

“Initial Charter” means, in respect of each Vessel, a Charter with a period of duration of not less than 12 months covering the Operating Expenses and Debt Service which shall be entered into and be in full force and effect prior to the relevant Drawdown Date.

“Insurances” means all policies and contracts of insurance (including all entries in protection and indemnity or war risks associations) which are from time to time taken out or entered into in respect of or in connection with a Vessel or her increased value or her Earnings and (where the context permits) all benefits under such contracts and policies, including all claims of any nature and returns of premium.

“Intellectual Property” means:

(a) any patents, trade marks, service marks, designs, business names, copyrights, design rights, moral rights, inventions, confidential information, know-how and other intellectual property rights and interests, whether registered or unregistered; and

(b) the benefit of all applications and rights to use such assets of a Security Party.

“Interest Payment Date” means each date for the payment of interest in accordance with Clause 7.9 (Accrual and payment of interest).

“Interest Period” means each period for the determination and payment of interest selected by the Borrowers or agreed or selected by the Lender pursuant to Clause 7 (Interest).

“ISM Code” means the International Management Code for the Safe Operation of Ships and for Pollution Prevention.

“ISM Company” means, at any given time, the company responsible for a Vessel’s compliance with the ISM Code under paragraph 1.1.2 of the ISM Code.

“ISPS Code” means the International Ship and Port Facility Security Code.

“ISPS Company” means, at any given time, the company responsible for a Vessel’s compliance with the ISPS Code.

“ISSC” means a valid international ship security certificate for a Vessel issued under the ISPS Code.

“Letter of Undertaking” means the letter referred to in Clause 10.1.6 (Security Documents).

“LIBOR” means:

(a)

the rate per annum equal to the offered quotation for deposits in Dollars in an amount comparable to the Loan (or any relevant part of the Loan) for a period equal to, or as near as possible equal to, the relevant Interest Period which appears on Reuters BBA Page LIBOR 01 at or about 11.00 a.m. on the Determination Date of the relevant Interest Period (and, for the purposes of this Agreement, “BBA Page LIBOR 01” means the Reuters’ page or such other page as may replace that page on that service for the purpose of displaying rates comparable to that rate or on such other service as may be nominated by the British Bankers’ Association as the information vendor for the purpose of displaying British Bankers’ Association Interest Settlement Rates for Dollars); or

(b)

if no rate is quoted on BBA Page LIBOR 01 on the Determination Date of the relevant Interest Period or if the Lender has provided a rate in compliance with Clause 7.11.1(a) for the relevant Interest Period, the Actual Rate for that Interest Period shall be the per annum rate used.

“Loan” means the aggregate amount advanced or to be advanced by the Lender to the Borrowers under Clause 4 (Advance) or, where the context permits, the amount advanced and for the time being outstanding.

“Loans Administration Form” means a form substantially in the form of Schedule 5.

“Management Agreements” means the agreements for the commercial and/or technical management of the Vessels between the Borrowers respectively and the Managers, the terms of which must be acceptable to the Lender in its discretion, and “Management Agreement” means any one of them.

“Managers” means (i) Technomar Shipping Inc., as technical managers, a company incorporated under the laws of the Republic of Liberia whose registered office is at 80 Broad Street, Monrovia, Liberia and (ii) Conchart Commercial Inc., as commercial managers, a company incorporated under the laws of the Republic of the Marshall Islands whose registered address is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH 96960 or such other commercial and/or technical managers of the Vessels nominated by the Borrowers as the Lender may approve.

“Margin” means two point eight five per cent (2.85%) per annum.

“Maximum Loan Amount” means an aggregate amount of up to $176,000,000.

“Membership Interest Pledge Agreements” means the membership interest pledge agreements referred to in Clause 10.1.5 (Security Documents).

“MOAs” means the memoranda of agreement dated 1 July 2010 in respect of Newyorker Vessel, the Nikolas Vessel and the Maira Vessel, 14 June 2010 in respect of the Pisti Vessel, 16 September 2010 in respect of the Melina Vessel and 7 October 2010 in respect of the Torino Vessel, the Trapani Vessel, the Tarragona Vessel and the Tangier Vessel, on the terms and subject to the conditions of which the Sellers have sold or (as the case may be) will sell the Group A Vessels to the Borrowers respectively and “MOA” means any one of them.

“Mortgages” means the preferred mortgages referred to in Clause 10.1.1 (Security Documents) and “Mortgage” means any one of them.

“Operating Expenses” means expenses properly and reasonably incurred by a Borrower in connection with the operation, employment, maintenance, repair and insurance of a Vessel.

“Original Financial Statements” means the annual audited financial statements of the relevant Borrower for the financial year ending 31 December 2010 and the annual audited consolidated financial statements of the Guarantor for the financial year ended 31 December 2010.

“Pledgors” means (a) Poseidon Containers Holdings LLC, a limited liability company formed and existing under the laws of the Republic of the Marshall Islands whose registered office is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH 96960 in respect of all membership interest in Pisti, Aris, Aphrodite, Athena, Dimitra, Apollon, Artemis, Hermes and Hera and (b) Odysseus Marine LLC (“Odysseus”) a limited liability company formed and existing under the laws of the Republic of the Marshall Islands whose registered office is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH 96960 in respect of all membership interest in Alexander and Philippos and “Pledgor” means either one of them.

“Prohibited Person” means any person with whom transactions are currently prohibited or restricted under the United States of America sanctions administered by the United States of America Department of Treasury’s Office of Foreign Assets Control (OFAC), any other United States of America government sanction, export or procurement laws or any other sanctions or other such restrictions on business dealings imposed by a member state of the European Union, including a person on any list of restricted entities, persons or organisations published by the United States of America government, the United Nations or the European Union or any member state of the European Union, including without limitation:

(a)

the United States of America Government’s List of Specially Designated Nationals and Blocked Persons, Denied Persons List, Entities List, Debarred Parties List, Excluded Parties List and Terrorism Exclusion List;

(b)	Her Majesty’s Treasury’s Consolidated List of Financial Sanctions Targets;

(c)

the European Union Restricted Person Lists issued pursuant to Council Regulation (EC) No. 881/2002 of 27 May 2002, Council Regulation (EC) No. 2580/2001 of December 2001 and Council Common Policy 2005/725/CFSP of 17 October 2005; and

(d)	the United Nations Consolidated List established and maintained by the 1267 Committee.

“Relevant Documents” means the Finance Documents, the MOAs, the Building Contracts, the Charters, the Management Agreements, the Managers’ confirmation specified in Part I of Schedule 1 (Conditions precedent), the Account Holder’s confirmation specified in Part I of Schedule 1 (Conditions precedent).

“Repayment Date” means the date for payment of any Repayment Instalment in accordance with Clause 5.1 (Repayment of Loan) and Schedule 2 (Repayment of Loan).

“Repayment Instalment” means any instalment of the Loan to be repaid by the Borrowers under Clause 5.1 (Repayment of Loan) and in accordance with Schedule 2 (Repayment of Loan).

“Requisition Compensation” means all compensation or other money which may from time to time be payable to a Borrower as a result of a Vessel being requisitioned for title or in any other way compulsorily acquired (other than by way of requisition for hire).

“Principal Subsidiary” means any subsidiary whose total assets represent not less than thirty per cent (30%) of the consolidated total assets of the Guarantor as calculated by reference to the then latest annual accounts of such subsidiary and of the Guarantor.

“Security Documents” means the Mortgages, the Assignments, the Guarantee, the Account Charge(s), the Membership Interest Pledge Agreements, the Letter of Undertaking or (where the context permits) any one or more of them and any other agreement or document which may at any time be executed by any person as security for the payment of all or any part of the Indebtedness and “Security Document” means any one of them.

“Security Parties” means the Borrowers, the Guarantor, the Pledgors and any other person who may at any time during the Facility Period be liable for, or provide security for, all or any part of the Indebtedness, and “Security Party” means any one of them.

“Sellers” means the persons specified as such in the definition of “Vessels” below and “Seller” means any one of them.

“SMC” means a valid safety management certificate issued for a Vessel by or on behalf of the Administration under paragraph 13.7 of the ISM Code.

“SMS” means a safety management system for a Vessel developed and implemented in accordance with the ISM Code.

“Tax” means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same).

“Total Loss” means:

(a)	an actual, constructive, arranged, agreed or compromised total loss of a Vessel; or

(b)	the requisition for title or compulsory acquisition of a Vessel by any government or other competent authority (other than by way of requisition for hire); or

(c)

the capture, seizure, arrest, detention or confiscation of a Vessel by any government or by persons acting or purporting to act on behalf of any government (excluding piracy), unless that Vessel is released and returned to the possession of the relevant Borrower within one month after the capture, seizure, arrest, detention or confiscation in question.

“Vessels” means the Group A Vessels and the Group B Vessels and “Vessel” means any one of them.

1.2	In this Agreement:

1.2.1	words denoting the plural number include the singular and vice versa;

1.2.2

words denoting persons include, limited liability companies, corporations, partnerships, associations of persons (whether incorporated or not) or governmental or quasi-governmental bodies or authorities and vice versa;

1.2.3	references to Recitals, Clauses and Schedules are references to recitals, clauses and schedules to or of this Agreement;

1.2.4	references to this Agreement include the Recitals and the Schedules;

1.2.5	the headings and contents page(s) are for the purpose of reference only, have no legal or other significance, and shall be ignored in the interpretation of this Agreement;

1.2.6

references to any document (including, without limitation, to all or any of the Relevant Documents) are, unless the context otherwise requires, references to that document as amended, supplemented, novated or replaced from time to time;

1.2.7	references to “indebtedness” include any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;

1.2.8	references to statutes or provisions of statutes are references to those statutes, or those provisions, as from time to time amended, replaced or re-enacted;

1.2.9	references to the Lender include its successors, transferees and assignees; and

1.2.10	a time of day (unless otherwise specified) is a reference to London time.

1.3	Offer letter

This Agreement supersedes the terms and conditions contained in any correspondence relating to the subject matter of this Agreement exchanged between the Lender and the Borrowers or their representatives prior to the date of this Agreement.

2	The Loan and its Purpose

2.1	Amount Subject to the terms of this Agreement, the Lender agrees to make available to the Borrowers a term loan in an aggregate amount not exceeding the Maximum Loan Amount.

2.2	Purpose The Borrowers shall apply the Loan for the purposes referred to in Recital (B).

2.3	Monitoring The Lender shall not be bound to monitor or verify the application of any amount borrowed under this Agreement.

3	Conditions of Utilisation

3.1

Conditions precedent      The Borrowers are not entitled to have any Drawing advanced unless the Lender has received all of the documents and other evidence listed in Part I of Schedule 1 (Conditions precedent), save that references in Section 2 of that Part I to “the Group A Vessel” or to any person or document relating to a Group A Vessel shall be deemed to relate solely to any Group A Vessel specified in the relevant Drawdown Notice or to any person or document relating to that Group A Vessel respectively.

3.2	Further conditions precedent The Lender will only be obliged to advance a Drawing if on the date of the Drawdown Notice and on the proposed Drawdown Date:

3.2.1	no Default is continuing or would result from the advance of that Drawing; and

3.2.2	the representations made by the Borrowers under Clause 11 (Representations) are true in all material respects; and

3.2.3	there is no material adverse change in the financial strength of the Borrowers or the Guarantor.

3.3

Conditions subsequent   The Borrowers undertake to deliver or to cause to be delivered to the Lender on, or as soon as practicable after, the relevant Drawdown Date the additional documents and other evidence listed in Part II of Schedule 1 (Conditions subsequent), save that references in that Part II to “the Group A Vessel” or to any person or document relating to a Group A Vessel shall be deemed to relate solely to any Vessel specified in the relevant Drawdown Notice or to any person or document relating to that Group A Vessel respectively.

3.4

Delivery conditions precedent   Whether or not a Drawing in respect of a Group B Vessel is advanced on a Delivery Date, the Borrowers undertake to deliver or to cause to be delivered to the Lender on each Delivery Date the additional documents and other evidence listed in Part III of Schedule 1 (Delivery conditions precedent), save that references in that Part III to “the Group B Vessel” or to any person or document relating to a Group B Vessel shall be deemed to relate solely to the Group B Vessel being delivered on that Delivery Date.

3.5

Delivery conditions subsequent   Whether or not a Drawing in respect of a Group B Vessel is advanced on a Delivery Date, the Borrowers undertake to deliver or to cause to be delivered to the Lender on, or as soon as practicable after, each Delivery Date the additional documents and other evidence listed in Part IV of Schedule 1 (Delivery conditions subsequent), save that references in that Part IV to “the Group B Vessel” or to any person or document relating to a Group B Vessel shall be deemed to relate solely to the Group B Vessel delivered on that Delivery Date.

3.6	Drawing limit The Lender will only be obliged to advance a Drawing if that Drawing will not increase the Loan to a sum in excess of the Maximum Loan Amount.

3.6.1

Each of Drawing F, Drawing G, Drawing H and Drawing I shall be advanced subject to Clauses 3.1, 3.2 and 3.3 and subject to no more than 65% of the Fair Market Value of the relevant Vessel (to be determined pursuant to the valuation(s) to be obtained under Clause 3.1 not earlier than two (2) weeks prior to the relevant Drawdown Date) being advanced, as follows:

(a)	$1,750,000 upon the delivery of the relevant Vessel to the relevant Borrower; and

(b)

(i) if following the expiry of the current charter in respect of the relevant Vessel, that Vessel is employed under a time charter with a rate of hire above break even (i.e. above the Operating Expenses and the Debt Service) for a period of at least two (2) years, $1,250,000 upon the entry into such time charter, or (ii) if following the expiry of the current charter in respect of that Vessel, that Vessel is employed under a time charter with a rate of hire above break even (i.e. above the Operating Expenses and the Debt Service) for a period of less than two (2) years, then the amount to be advanced upon the entry into such time charter shall be calculated as follows: $1,250,000 multiplied by the period of duration of the time charter without including any options and divided by two (2) years or (iii) if following the expiry of the current charter in respect of that Vessel, that Vessel is employed under a time charter with a rate of hire below break even (i.e. not covering the Operating Expenses and the Debt Service), then the amount of $1,250,000 shall not be advanced.

3.6.2

Each of Drawing J and Drawing K shall be advanced subject to Clauses 3.1, 3.2 and 3.4 and subject to no more than 70% of the Fair Market Value of the relevant Vessel (to be determined pursuant to the valuation(s) to be obtained under Clause 3.4 not earlier than four (4) weeks prior to the relevant Drawdown Date) being advanced, as follows:

(a)

if the relevant Vessel is employed under a charter with a first class charterer, to the Lender’s reasonable discretion, upon its Delivery Date to the relevant Borrower, for a period of duration of three or more than three years, the lesser of (i) 70% of the Fair Market Value of the relevant Vessel and (ii) $52,000,000, but if the relevant Vessel is employed under a charter with a charterer which is not first class, to the Lender’s sole discretion, upon its Delivery Date to the relevant Borrower, for a period of duration in excess of three years, the lesser of (i) 65% of the Fair Market Value of the relevant Vessel and (ii) $48,900,000;

(b)

if the relevant Vessel is employed under a charter with a first class charterer, to the Lender’s reasonable discretion, upon its Delivery Date to the relevant Borrower, for a period of duration of at least one year but less than three years and PROVIDED THAT the Borrowers shall credit the Cash Collateral to the Cash Collateral Account and there is sufficient evidence to the Lender’s satisfaction that the Cash Collateral shall be provided, based on the relevant Vessel’s terms of employment (including, without limitation its hire), its Operating Expenses and Debt Service, the lesser of (i) 70% of the Fair Market Value of the relevant Vessel and (ii) $52,000,000 but if the relevant Vessel is employed under a charter with a charterer which is not first class, to the Lender’s sole discretion, upon its Delivery Date to the relevant Borrower, for a period of duration of at least one year but less than three years, the lesser of (i) 65% of the Fair Market Value of the relevant Vessel and (ii) $48,900,000; and

(c)

if, upon its Delivery Date to the relevant Borrower, the relevant Vessel is not employed under any time charter or the relevant Vessel is employed under a charter, to the Lender’s sole discretion, for a period of duration of less than one year without taking into account any extension options, then the relevant Drawing shall not be advanced to the Borrowers and shall be cancelled.

3.6.3

No waiver   If the Lender in its sole discretion agrees to advance a Drawing to the Borrowers before all of the documents and evidence required by Clause 3.1 (Conditions precedent) have been delivered to or to the order of the Lender, the Borrowers undertake to deliver all outstanding documents and evidence to or to the order of the Lender no later than the date specified by the Lender.

The advance of a Drawing under this Clause 3.6.3 shall not be taken as a waiver of the Lender’s right to require production of all the documents and evidence required by Clause 3.1 (Conditions precedent).

3.6.4	Form and content All documents and evidence delivered to the Lender under this Clause 3 shall:

3.6.5	be in form and substance acceptable to the Lender; and

3.6.6	if required by the Lender, be certified, notarised, legalised or attested in a manner acceptable to the Lender.

4	Advance

The Borrowers may request a Drawing to be advanced in one or more amounts on any Business Day prior to the relevant Availability Termination Date by delivering to the Lender a duly completed Drawdown Notice not more than ten (10) and not fewer than three (3) Business Days before the proposed Drawdown Date.

5	Repayment

5.1

Repayment of Loan    The Borrowers agree to repay each Drawing (other than Drawing J and Drawing K) to the Lender in the Repayment Instalments and on the Repayment Dates set out in Schedule 2 and in any event the final Repayment

Instalment for each such Drawing shall fall due not later than the relevant Final Maturity Date. The Borrowers agree to repay Drawing J and Drawing K to the Lender by twenty (20) consecutive quarterly instalments, the first nineteen (19) such instalments each in the sum of one million eighty three thousand three hundred and sixteen Dollars ($1,083,316) and the twentieth (20th) and final such instalment in the sum of thirty one million four hundred and sixteen thousand nine hundred and ninety six Dollars ($31,416,996) (comprising an instalment of one million eighty three thousand three hundred and sixteen Dollars ($1,083,316) and a balloon repayment of thirty million three hundred and thirty three thousand six hundred and eighty Dollars ($30,333,680) (the “Balloon”)), the first instalment falling due on the date which is three calendar months after the Drawdown Date in respect of the relevant Vessel and subsequent instalments falling due at consecutive intervals of three calendar months thereafter with the last instalment for Drawing J and Drawing K falling due no later than the relevant Final Maturity Date.

5.2

Reduction of Repayment Instalments    If the aggregate amount advanced to the Borrowers in respect of (i) Drawing E is less than $15,000,000, (ii) in respect of each of Drawing F, Drawing G, Drawing H and Drawing I is less than $3,000,000 and (iii) in respect of each of Drawing J and Drawing K is less than $52,000,000 the amount of each Repayment Instalment, including the Balloon, in respect of the relevant Drawing shall be reduced pro rata to the amount actually advanced. If the Borrowers, at their option, decide to reduce the amount of a Drawing to be advanced, such reduction shall be applied towards reducing the first four Repayment Instalments of the relevant Drawing.

5.3	Reborrowing The Borrowers may not reborrow any part of the Loan which is repaid or prepaid.

6	Prepayment

6.1	Illegality If it becomes unlawful in any jurisdiction for the Lender to perform any of its obligations as contemplated by this Agreement or to fund or maintain the Loan:

6.1.1	the Lender shall promptly notify the Borrowers of that event; and

6.1.2	the Borrowers shall repay the Loan (to the extent already advanced) on the last day of the current Interest Period or, if earlier, the date specified by the

Lender in the notice delivered to the Borrowers (being no earlier than the last day of any applicable grace period permitted by law).

6.2

Voluntary prepayment of Loan    The Borrowers may prepay the whole or any part of the Loan on any Interest Payment Date (but, if in part, being an amount that reduces the Loan by a minimum amount of $1,000,000 or an integral multiple thereof) subject as follows:

6.2.1	they give the Lender not less than five (5) Business Days’ (or such shorter period as the Lender may agree) prior notice;

6.2.2

they pay to the Lender, in addition to the amount prepaid, a fee of an amount equal to (a) two per cent (2%) of the amount prepaid if such prepayment occurs until the second anniversary of the last Drawdown Date to occur and (b) one per cent (1%) of the amount prepaid if such prepayment occurs from the second anniversary of the last Drawdown Date until the end of the Facility Period;

6.2.3	any prepayment under this Clause 6.2 shall satisfy the obligations in respect of the relevant Drawing under Clause 5.1 (Repayment of Loan) in inverse order of maturity.

6.3

Mandatory prepayment on sale or Total Loss    If a Vessel is sold by a Borrower or becomes a Total Loss, the Borrowers shall, simultaneously with any such sale or within one hundred and twenty (120) days after any such Total Loss, make a prepayment of the relevant Drawing in full. In the case of a sale, the Borrowers shall, simultaneously with that sale, pay to the Lender, in addition to the amount prepaid, a fee of an amount equal to (a) two per cent (2%) of the amount prepaid if such prepayment occurs on or prior to the second anniversary of the last Drawdown Date to occur or (b) one per cent (1%) of the amount prepaid if such prepayment occurs from the second anniversary of the last Drawdown Date until the end of the Facility Period. For the avoidance of doubt in case of prepayment following a Total Loss, the Borrowers shall have no obligation to pay to the Lender any of the fees referred to in Clause 6.2.2. If all four of the Pisti Vessel, the Newyorker Vessel, the Maira Vessel and the Nikolas Vessel are sold by their respective Borrowers or become a Total Loss, the Borrowers shall, simultaneously with such fourth and last sale or within one hundred and twenty (120) days after such fourth and last Total

Loss, make an additional prepayment of the outstanding Indebtedness in full in respect of the Torino Vessel, the Tangier Vessel, the Trapani Vessel and the Tarragona Vessel. In this case no prepayment fee shall be payable.

6.4

Restrictions      Any notice of prepayment given under this Clause 6 shall be irrevocable and, unless a contrary indication appears in this Agreement, shall specify the date or dates upon which the relevant prepayment is to be made and the amount of that prepayment.

Any prepayment under this Agreement shall be made together with accrued interest on the amount prepaid and, subject to any Break Costs and subject to Clause 6.2.2 (Voluntary prepayment of Loan) and Clause 6.3 (Mandatory prepayment on sale or Total Loss), without premium or penalty.

7	Interest

7.1

Interest Periods   The period during which the Loan shall be outstanding under this Agreement shall be divided into consecutive Interest Periods of three, six, nine or twelve months’ duration, as selected by the Borrowers by written notice to the Lender not later than 11.00 a.m. on the third Business Day before the beginning of the Interest Period in question, or such other duration as may be agreed by the Lender.

7.2

Beginning and end of Interest Periods   Each Interest Period shall start on the first Drawdown Date or (if a Drawing is already made) on the last day of the preceding Interest Period and end on the date which numerically corresponds to the first Drawdown Date or the last day of the preceding Interest Period in the relevant calendar month except that, if there is no numerically corresponding date in that calendar month, the Interest Period shall end on the last Business Day in that month.

7.3

Second and subsequent Drawings    If the second or any subsequent Drawing is made otherwise than on the first day of an Interest Period for the balance of the Loan, there shall be a separate initial Interest Period for that Drawing commencing on its Drawdown Date and expiring on the final date of the then current Interest Period for the balance of the Loan.

7.4

Interest Periods to meet Repayment Dates    If an Interest Period will expire after the next Repayment Date, there shall be a separate Interest Period for a part of the Loan equal to the Repayment Instalment in respect of Drawing due on that next

Repayment Date and that separate Interest Period shall expire on that next Repayment Date.

7.5

Non-Business Days   If an Interest Period would otherwise end on a day which is not a Business Day, that Interest Period will instead end on the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not).

7.6

Interest rate    During each Interest Period interest shall accrue on the Loan at the rate determined by the Lender to be the aggregate of (a) the Margin and (b) LIBOR or the Actual Rate (whichever is applicable).

7.7

Fixed interest rate option     The Borrowers may, subject to giving the Lender not fewer than five (5) Business Days’ prior written notice expiring on a Business Day of their intention to do so, and subject to availability and the Lender’s prior written approval, request that the interest rate of all or a substantial part of the Loan be fixed for a period exceeding twelve (12) months. During such fixed interest rate period interest shall accrue on the part of the Loan on which interest rate has been fixed at the rate determined by the Lender to be the aggregate of (a) the Margin and (b) the actual interest rate which shall be available to the Lender for that interest period.

7.8

Failure to select Interest Period   If the Borrowers at any time fail to select or agree an Interest Period in accordance with Clause 7.1 (Interest Periods), the interest rate applicable shall be the rate determined by the Lender in accordance with Clause 7.6 (Interest rate) for an Interest Period of such duration (not exceeding three months) as the Lender may select.

7.9

Accrual and payment of interest    Interest shall accrue from day to day, shall be calculated on the basis of a 360 day year and the actual number of days elapsed (or, in any circumstance where market practice differs, in accordance with the prevailing market practice) and shall be paid by the Borrowers to the Lender on the last day of each Interest Period and, if the Interest Period is longer than three months, on the dates falling at three monthly intervals after the first day of that Interest Period.

7.10

Default interest     If a Borrower fails to pay any amount payable by it under a Finance Document on its due date, interest shall accrue on the overdue amount from the due date up to the date of actual payment (both before and after judgment) at a rate which is two per cent (2%) higher than the rate which would have been payable if the overdue amount had, during the period of non-payment, constituted the Loan in the currency of the overdue amount for successive Interest Periods, each selected by the Lender (acting reasonably). Any interest accruing under this Clause 7.10 shall be immediately payable by that Borrower on demand by the Lender. If unpaid, any such interest will be compounded with the overdue amount at the end of each Interest Period applicable to that overdue amount but will remain immediately due and payable.

7.11	Actual rate

7.11.1

(a) If at any time the Lender determines at its absolute discretion (which determination shall be final and conclusive and binding on the Borrowers) that the actual rate quoted to the Lender in the ordinary course of its business (including, without limitation, broker quotes to the Lender of funding rates available in the European financial markets) to fund the Loan (or any part of it) for the relevant Interest Period is higher than the rate appearing on BBA Page LIBOR 01 determined under paragraph (a) of the definition of LIBOR in Clause 1 for that Interest Period or (b) if no rate is quoted on BBA Page LIBOR 01 at 11:00 a.m. on the Determination Date for the relevant Interest Period, the Lender shall as soon as practicable, and in any event no later than the first day of that Interest Period, inform the Borrowers of the rate quoted to that Lender in the ordinary course of its business (including, without limitation, broker quotes to the Lender of funding rates available in the European financial markets) to fund the Loan (or any part of it) for that Interest Period.

7.11.2	Where the Lender provides the Borrowers with a rate under Clause 7.11.1, that rate (the “Actual Rate”) shall apply for the relevant Interest Period.

7.11.3

For the purposes of this Clause 7.11, the Lender may determine its funding rate for the relevant Interest Period by obtaining one or more broker quotes in the ordinary course of its business and where more than one such quote is obtained then the weighted average of quotes obtained by the Lender shall prevail. For the avoidance of doubt, the funding rate determined by the Lender shall be deemed to be the benchmark in substitution of BBA Page LIBOR 01 for the relevant Interest Period, however, there shall be no obligation on the Lender to actually refinance on a back-to-back basis its funding for the relevant Interest Period as a condition to such substitution.

7.11.4	The Actual Rate that shall apply for the relevant Interest Period in accordance with this Clause 7.11 shall not be higher than the actual rate that has been quoted to the Lender under Clause 7.11.1.

7.12

Determinations conclusive  The Lender shall promptly notify the Borrowers of the determination of a rate of interest under this Clause 7 and each such determination shall (save in the case of manifest error) be final and conclusive.

8	Indemnities

8.1

Transaction expenses      The Borrowers will, within fourteen (14) days of the Lender’s written demand, pay the Lender the amount of all costs and expenses (including legal fees and Value Added Tax or any similar or replacement tax if applicable) incurred by the Lender in connection with:

8.1.1

the negotiation, preparation, printing, execution and registration of the Finance Documents (whether or not any Finance Document is actually executed or registered and whether or not all or any part of the Loan is advanced);

8.1.2	any amendment, addendum or supplement to any Finance Document (whether or not completed); and

8.1.3

any other document which may at any time be required by the Lender to give effect to any Finance Document or which the Lender is entitled to call for or obtain under any Finance Document (including, without limitation, any valuation of the Vessels).

8.2

Funding costs    The Borrowers shall indemnify the Lender on the Lender’s written demand against all losses and costs incurred or sustained by the Lender if, for any reason, a Drawing is not advanced to the Borrowers after the relevant Drawdown Notice has been given to the Lender, or is advanced on a date other than that requested in the Drawdown Notice (unless, in either case, as a result of any default by the Lender).

8.3

Break Costs     The Borrowers shall indemnify the Lender on the Lender’s written demand against all costs, losses, premiums or penalties incurred by the Lender as a result of its receiving any prepayment of all or any part of the Loan (whether pursuant to Clause 6 (Prepayment) or otherwise) on a day other than the last day of an Interest Period for the Loan or relevant part of the Loan, or any other payment under or in relation to the Finance Documents on a day other than the due date for payment of the sum in question, including (without limitation) any losses or costs incurred in liquidating or re-employing deposits from third parties acquired to effect or maintain all or any part of the Loan, and any liabilities, expenses or losses incurred by the Lender in terminating or reversing, or otherwise in connection with, any interest rate and/or currency swap, transaction or arrangement entered into by the Lender to hedge any exposure arising under this Agreement, or in terminating or reversing, or otherwise in connection with, any open position arising under this Agreement.

8.4

Currency indemnity   In the event of the Lender receiving or recovering any amount payable under a Finance Document in a currency other than the Currency of Account, and if the amount received or recovered is insufficient when converted into the Currency of Account at the date of receipt to satisfy in full the amount due, the Borrowers shall, on the Lender’s written demand, pay to the Lender such further amount in the Currency of Account as is sufficient to satisfy in full the amount due and that further amount shall be due to the Lender as a separate debt under this Agreement.

8.5

Increased costs (subject to Clause 8.6 (Exceptions to increased costs))     If, by reason of the introduction of any law, or any change in any law, or any change in the interpretation or administration of any law, or compliance with any request or requirement from any central bank or any fiscal, monetary or other authority occurring after the date of this Agreement (including the implementation or application of or compliance with the Basel II Accord or any other Basel II Regulation or Basel III (whether such implementation, application or compliance is by any central bank or any fiscal, monetary or other authority, the Lender or the holding company of the Lender)):

8.5.1	the Lender (or the holding company of the Lender) shall be subject to any Tax with respect to payment of all or any part of the Indebtedness (other than Tax on overall net income); or

8.5.2	the basis of Taxation of payments to the Lender in respect of all or any part of the Indebtedness shall be changed; or

8.5.3	any reserve requirements shall be imposed, modified or deemed applicable against assets held by or deposits in or for the account of or loans by any branch of the Lender; or

8.5.4

the manner in which the Lender allocates capital resources to its obligations under this Agreement or any ratio (whether cash, capital adequacy, liquidity or otherwise) which the Lender is required or requested to maintain shall be affected; or

8.5.5	there is imposed on the Lender (or on the holding company of the Lender) any other condition in relation to the Indebtedness or the Finance Documents;

and the result of any of the above shall be to increase the cost to the Lender (or to the holding company of the Lender) of the Lender making or maintaining the Loan, or to cause the Lender to suffer (in its opinion) a material reduction in the rate of return on its overall capital below the level which it reasonably anticipated at the date of this Agreement and which it would have been able to achieve but for its entering into this Agreement and/or performing its obligations under this Agreement, then, subject to Clause 8.6 (Exceptions to increased costs), the Lender shall notify the Borrowers and the Borrowers shall from time to time pay to the Lender on demand the amount which shall compensate the Lender (or the holding company of the Lender) for such additional cost or reduced return. A certificate signed by an authorised signatory of the Lender setting out the amount of that payment and the basis of its calculation shall be submitted to the Borrowers and shall be conclusive evidence of such amount save for manifest error or on any question of law.

For the purposes of this Clause 8.5:

“Basel II Accord” means the “International Convergence of Capital Measurement and Capital Standards, a Revised Framework” published by the Basel Committee on Banking Supervision in June 2004 in the form existing on the date of this Agreement;

“Basel II Approach” means, in relation to the Lender, either the Standardised Approach or the relevant Internal Ratings Based Approach (each as defined in the

Basel II Accord) adopted by the Lender (or its holding company) for the purpose of implementing or complying with the Basel II Accord;

“Basel II Regulation” means (a) any law or regulation implementing the Basel II Accord or (b) any Basel II Approach adopted by the Lender;

“Basel III” means (a) the agreements on capital requirements, a leverage ratio and liquidity standards contained in “Basel III: A global regulatory framework for more resilient banks and banking systems”, “Basel III: International framework for liquidity risk measurement, standards and monitoring” and “Guidance for national authorities operating the countercyclical capital buffer” published by the Basel Committee on Banking Supervision in December 2010, each as amended, supplemented or restated and (b) any further guidance or standards published by the Basel Committee on Banking Supervision relating to “Basel III”; and

“holding company” means, in respect of the Lender, the company or entity (if any) within the consolidated supervision of which the Lender is included.

8.6	Exceptions to increased costs Clause 8.5 (Increased costs) does not apply to the extent any additional cost or reduced return referred to in that Clause is:

8.6.1	compensated for by a payment made under Clause 8.10 (Taxes); or

8.6.2	compensated for by a payment made under Clause 16.3 (Grossing-up); or

8.6.3	attributable to the wilful breach by the Lender (or the holding company of the Lender) of any law or regulation.

8.7

Events of Default   The Borrowers shall indemnify the Lender from time to time on the Lender’s written demand against all losses, costs and liabilities incurred or sustained by the Lender as a consequence of any Event of Default.

8.8

Enforcement costs   The Borrowers shall pay to the Lender on the Lender’s written demand the amount of all costs and expenses (including legal fees) incurred by the Lender in connection with the enforcement of, or the preservation of any rights under, any Finance Document including (without limitation) any losses, costs and expenses which the Lender may from time to time sustain, incur or become liable for by reason of the Lender being mortgagee of a Vessel and/or a lender to the Borrowers, or by reason of the Lender being deemed by any court or authority to be an operator or controller, or in any way concerned in the operation or control, of a Vessel.

8.9

Other costs   The Borrowers shall pay to the Lender on the Lender’s written demand the amount of all sums which the Lender may pay or become actually or contingently liable for on account of a Borrower in connection with a Vessel (whether alone or jointly or jointly and severally with any other person) including (without limitation) all sums which the Lender may pay or guarantees which it may give in respect of the Insurances, any expenses incurred by the Lender in connection with the maintenance or repair of a Vessel or in discharging any lien, bond or other claim relating in any way to a Vessel, and any sums which the Lender may pay or guarantees which it may give to procure the release of a Vessel from arrest or detention.

8.10

Taxes      The Borrowers shall pay all Taxes to which all or any part of the Indebtedness or any Finance Document may be at any time subject (other than Tax on the Lender’s overall net income) and shall indemnify the Lender on the Lender’s written demand against all liabilities, costs, claims and expenses resulting from any omission to pay or delay in paying any such Taxes.

9	Fees

9.1

Commitment fee    The Borrowers shall pay to the Lender a fee computed at the rate of one per cent (1%) per annum on the undrawn amount of each of Drawing J and Drawing K from time to time from 20 July 2011 until the earlier of the Drawdown Date to occur in respect of the final Drawing and the Availability Termination Date. The accrued commitment fee is payable on the last day of each successive period of three (3) months from 20 July 2011 and on the earlier of the Drawdown Date in respect of the final Drawing to occur and the Availability Termination Date. Should delivery of any of the Group B Vessel not take place for any reason whatsoever, no Commitment fee will be due for such Vessel as from the time of relevant notification having been made by the Borrowers to the Lender.

9.2

Arrangement fee The Borrowers shall pay to the Lender an arrangement fee in the amount of up to two million nine hundred and four thousand Dollars ($2,904,000) of which (a) seven hundred and forty two thousand five hundred Dollars ($742,500) on the first Drawdown Date to occur, (b) two hundred and forty seven thousand five hundred Dollars ($247,500) on the Drawdown Date of Drawing E, (c) up to one

hundred and ninety eight thousand Dollars ($198,000) in respect of Drawing F, Drawing G, Drawing H and Drawing I which shall be paid proportionally in accordance with Clause 3.1 on the relevant Drawdown Date and (d) in respect of Drawing J and Drawing K, an amount of one million seven hundred and sixteen thousand Dollars ($1,716,000) of which (i) an amount of eight hundred and fifty eight thousand Dollars ($858,000) is payable on the date of this Agreement and (ii) an amount of eight hundred and fifty eight thousand Dollars ($858,000) payable by not later than 31 March 2012.

10	Security and Application of Moneys

10.1

Security Documents       As security for the payment of the Indebtedness, the Borrowers shall execute and deliver to the Lender or cause to be executed and delivered to the Lender the following documents in such forms and containing such terms and conditions as the Lender shall require:

10.1.1	first preferred mortgages over the Vessels;

10.1.2	first priority deeds of assignment of the Insurances, Earnings, Charters and Requisition Compensation of the Vessels;

10.1.3	a guarantee and indemnity from the Guarantor;

10.1.4	first priority deeds of charge over the Accounts and all amounts from time to time standing to the credit of the Accounts;

10.1.5	membership interest pledge agreements of all the members’ interest of the Borrowers and Odysseus; and

10.1.6

a letter of undertaking to be executed by the Guarantor in favour of the Lender undertaking to pay to the Lender upon the Lender’s first request in writing any additional equity required in the amount required to satisfy the shortfall (if any) under Clause 10.5 until the second anniversary of the date of this Agreement.

10.2

Accounts    The Borrowers shall maintain the Earnings Accounts with the Account Holder or such other bank of requisite rating (including itself) as the Lender may designate for the duration of the Facility Period free of Encumbrances and rights of set off other than those created by or under the Finance Documents and shall maintain the Cash Collateral Account with the Account Holder from the last Delivery Date to occur until the second anniversary of the Delivery Date of the relevant Group B Vessel to occur or as otherwise provided in Clause 10.4 free of Encumbrances and rights of set off.

10.3	Earnings The Borrowers shall procure that all Earnings and any Requisition Compensation are credited to the relevant Earnings Accounts.

10.4

Cash Collateral  If required under Clause 3.6, and the relevant Vessel is employed under a charter which provides an Excess Cash Flow, then the Borrowers shall procure that the Excess Cash Flow is credited to the relevant Cash Collateral Account on a quarterly basis following the relevant Drawdown Date of each relevant Group B Vessel in question until the Cash Collateral is credited in full and it is maintained in such Cash Collateral Account until the second anniversary of the Drawdown Date in respect of each relevant Group B Vessel following which such Cash Collateral shall be released as follows:

(a)

if at the end of the first anniversary of the Drawdown Date in respect of any relevant Vessel, such Vessel is employed under a time charter for a period of duration of at least two years, then the Cash Collateral in respect of such Vessel shall be released in full or;

(b)

if at the end of the first anniversary of the Drawdown Date in respect of any relevant Vessel, such Vessel is employed under a time charter for a period of duration of 12 months but less than 24 months, then the Cash Collateral in respect of such Vessel shall be released periodically following full payment to the Lender of the first eight Repayment Instalments in respect of the Drawing relative to the Vessel in question.

10.5	Application of Earnings Accounts The Borrowers shall procure that there is transferred from the relevant Earnings Account to the Lender:

10.5.1	on each Repayment Date in respect of a Drawing, the amount of the Repayment Instalment then due; and

10.5.2	on each Interest Payment Date, the amount of interest then due,

and the Borrowers irrevocably authorise the Lender to instruct the Account Holder to make those transfers.

10.6

Borrowers’ obligations not affected    If for any reason the amount standing to the credit of the Earnings Accounts is insufficient to pay any Repayment Instalment or to make any payment of interest when due, the Borrowers’ obligation to pay that Repayment Instalment or to make that payment of interest shall not be affected.

10.7

Release of surplus    Any amount remaining to the credit of the Earnings Accounts following the making of any transfer required by Clause 10.5 (Application of Earnings Accounts) and subject to Clause 10.4 (Cash Collateral) (if applicable) shall (unless a Default shall have occurred and be continuing) be released to or to the order of the Borrowers.

10.8	Restriction on withdrawal During the Facility Period no sum may be withdrawn from the Accounts (except in accordance with this Clause 10) without the prior written consent of the Lender.

10.9

Access to information   The Borrowers agree that the Lender (and its nominees) may from time to time during the Facility Period review the records held by the Account Holder (whether in written or electronic form) in relation to the Accounts, and irrevocably waives any right of confidentiality which may exist in relation to those records.

10.10

Statements   Without prejudice to the rights of the Lender under Clause 10.9 (Access to information), the Borrowers will procure that the Account Holder provides to the Lender, no less frequently than each calendar month during the Facility Period, written statements of account showing all entries made to the credit and debit of each of the Accounts during the immediately preceding calendar month.

10.11

Application after acceleration       From and after the giving of notice to the Borrowers by the Lender under Clause 13.2 (Acceleration), the Borrowers shall procure that all sums from time to time standing to the credit of any of the Accounts are immediately transferred to the Lender for application in accordance with Clause 10.12 (General application of moneys) and the Borrowers irrevocably authorise the Lender to instruct the Account Holder to make those transfers.

10.12	General application of moneys Each Borrower, subject to Clause 10.13 (Application of moneys on sale or Total Loss), irrevocably authorises the Lender to apply all sums which the Lender may receive:

10.12.1	pursuant to a sale or other disposition of its Vessel or any right, title or interest in its Vessel; or

10.12.2	by way of payment of any sum in respect of the Insurances, Earnings or Requisition Compensation of its Vessel; or

10.12.3	by way of transfer of any sum from any of the Accounts; or

10.12.4	otherwise arising under or in connection with any Security Document,

in or towards satisfaction, or by way of retention on account, of the Indebtedness, firstly in or towards payment of expenses and all sums other than principal or interest which may be due to the Lender under the Finance Documents, secondly in or towards payment of any default interest, thirdly in or towards payment of any arrears of interest due in respect of the Loan and fourthly in or towards repayment of the Loan.

10.13

Application of moneys on sale or Total Loss       Each Borrower irrevocably authorises the Lender to apply all sums which the Lender may receive pursuant to a sale by that Borrower of its Vessel or a Total Loss of its Vessel in or towards satisfaction of the prepayment due and payable by virtue of that sale or Total Loss under Clause 6.3 (Mandatory prepayment on sale or Total Loss), but the Borrowers’ obligation to make that prepayment shall not be affected if those sums are insufficient to satisfy that obligation.

10.14

Additional security    If at any time the aggregate of the Fair Market Value, as per Clause 12.4.9, of (i) the Group A Vessels and the value of any additional security (such value to be the face amount of the deposit (in the case of cash), determined conclusively by appropriate advisers appointed by the Lender (in the case of other charged assets), and determined by the Lender in its discretion (in all other cases)) for the time being provided to the Lender under this Clause 10.14 is less than one hundred and forty per cent (140%) of the amount of the Loan then outstanding and (ii) of the Group B Vessels and the value of any additional security (such value to be the face amount of the deposit (in the case of cash), determined conclusively by appropriate advisers appointed by the Lender (in the case of other charged assets including the cash deposited in the Cash Collateral Accounts), and determined by the Lender in its discretion (in all other cases)) for the time being provided to the Lender under this Clause 10.14 is less than one hundred and thirty three per cent (133%) of the amount of the Loan then outstanding, the Borrowers or the Guarantor shall, within thirty (30) days of the Lender’s request, at the Borrowers’ or the Guarantor’s option (as the context requires):

10.14.1	pay to the Lender or to its nominee a cash deposit in the amount of the shortfall to be secured in favour of the Lender as additional security for the payment of the Indebtedness; or

10.14.2	give to the Lender other additional security in amount and form acceptable to the Lender in its discretion; or

10.14.3	prepay the Loan in the amount of the shortfall.

Clauses 5.3 (Reborrowing), 6.2 (Voluntary prepayment of Loan) and 6.4 (Restrictions) shall apply, mutatis mutandis, to any prepayment made under this Clause 10.14 and the value of any additional security provided shall be determined as stated above.

11	Representations

11.1	Representations The Borrowers make the representations and warranties set out in this Clause 11.1 to the Lender on the date of this Agreement.

11.1.1

Status      Each Security Party (which is not an individual) is a limited liability company, duly formed and validly existing under the law of its jurisdiction of formation and has the power to own its assets and carry on its business as it is being conducted.

11.1.2

Binding obligations    The obligations expressed to be assumed by each Security Party in each Finance Document to which it is a party are legal, valid, binding and enforceable obligations and each Relevant Document is in full force and effect and admissible into evidence before the relevant jurisdiction which purports to govern it.

11.1.3	Non-conflict with other obligations The entry into and performance by each Security Party of, and the transactions contemplated by, the Finance Documents do not conflict with:

(a)	any law or regulation applicable to that Security Party;

(b)	the constitutional documents of that Security Party; or

(c)	any document binding on that Security Party or any of its assets,

and in borrowing the Loan, the Borrowers are acting for their own account.

11.1.4

Power and authority     Each Security Party has the power to enter into, perform and deliver, and has taken all necessary action to authorise its entry into, performance and delivery of, the Finance Documents to which it is a party and the transactions contemplated by those Finance Documents.

11.1.5	Validity and admissibility in evidence All consents, licences, approvals, authorisations, filings and registrations required or desirable:

(a)

to enable each Security Party lawfully to enter into, exercise its rights and comply with its obligations in the Finance Documents to which it is a party or to enable the Lender to enforce and exercise all its rights under the Finance Documents; and

(b)	to make the Finance Documents to which any Security Party is a party admissible in evidence in its jurisdiction of formation; and

(c)	to own its assets and carry on its business,

have been obtained or effected and are in full force and effect, with the exception only of the registrations referred to in Part II of Schedule 1 (Conditions subsequent) and Part IV of Schedule 1 (Delivery conditions subsequent).

11.1.6

Governing law and enforcement   The choice of a particular law to govern each of the Relevant Documents (or any one of them) will be recognised and enforced in the jurisdiction of formation of each relevant Security Party, and any judgment obtained in the jurisdiction submitted to in each of the Relevant Documents will be recognised and enforced in the jurisdiction of formation of each relevant Security Party.

11.1.7	Deduction of Tax No Security Party is required under the law of its jurisdiction of formation to make any deduction for or on account of Tax from any payment it may make under any Finance Document.

11.1.8

No filing or stamp taxes    Under the law of jurisdiction of formation of each relevant Security Party it is not necessary that the Finance Documents be filed, recorded or enrolled with any court or other authority in that jurisdiction or that any stamp, registration or similar tax be paid on or in relation to the Finance Documents or the transactions contemplated by the Finance Documents.

11.1.9	No default No Event of Default is continuing or might reasonably be expected to result from the advance of any Drawing.

11.1.10

No misleading information     Any factual information provided by any Security Party to the Lender was true and accurate in all material respects as at the date it was provided and no material fact or consideration was omitted.

11.1.11

Pari passu ranking   The payment obligations of each Security Party under the Finance Documents to which it is a party rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors, except for obligations mandatorily preferred by law applying to companies generally.

11.1.12

No proceedings pending or threatened      No litigation, arbitration or administrative proceedings of or before any court, arbitral body or agency have been started or (to the best of the Borrowers’ knowledge threatened) which, if adversely determined, might reasonably be expected to have a materially adverse effect on the business, assets, financial condition or credit worthiness of any Security Party.

11.1.13

Disclosure of material facts    The Borrowers are not aware of any material facts or circumstances which have not been disclosed to the Lender and which might, if disclosed, have adversely affected the decision of a person considering whether or not to make loan facilities of the nature contemplated by this Agreement available to the Borrowers.

11.1.14

No established place of business in the UK or US   No Security Party has an established place of business in the United Kingdom or the United States of America (other than the Guarantor and the Pledgor).

11.1.15

Completeness of Relevant Documents       The copies of any Relevant Documents provided or to be provided by the Borrowers to the Lender in accordance with Clause 3 (Conditions of Utilisation) are, or will be, true and accurate copies of the originals and represent, or will represent, the full agreement between the parties to those Relevant Documents in relation to the subject matter of those Relevant Documents and there are no commissions, rebates, premiums or other payments due or to become due in connection with the subject matter of those Relevant Documents other than in the ordinary course of business or as disclosed to, and approved in writing by, the Lender.

11.1.16

Legal and beneficial ownership  The relevant Security Parties are, with effect from the date of each Security Document, legal and beneficial owners of all their assets and property the subject of the Security Documents save where the terms of a Security Document specifically provide otherwise or are otherwise the ultimate beneficial owners of all their assets and property.

11.1.17

Insolvency proceedings  No order has been made, nor any petition or other application been presented, or resolution passed or meeting convened for the winding-up, judicial management, administration or receivership of any of the Security Parties, nor are there any grounds on which any person would be entitled to have any of the Security Parties wound up or placed under judicial management, administration or receivership, nor has any person threatened to present such a petition or convened or threatened to convene a meeting of any of the Security Parties to consider a resolution to wind up any of the Security Parties or any other resolutions, nor has any such step been taken in relation to any of the Security Parties under the law relating to insolvency or the relief of debtors in any part of the world.

11.1.18	No trading No Borrower has traded or carried on business prior to the date of this Agreement other than the acquisition, chartering and management of its Vessel.

11.1.19	Pensions No Borrower has any employees or obligations in respect of any pensions scheme, save in relation to the master, officers and crew of its Vessel.

11.1.20	Ownership of a Borrower The issued shares in a Borrower are legally and beneficially owned by the Pledgor.

11.1.21

No breach of laws  None of the Security Parties is in breach of any law binding upon it or any of its assets including (without limitation) the ISM Code, the ISPS Code, any replacement thereof and any other regulation, rule, directive, requirement, request or guideline (whether or not having the force of law).

11.1.22	Financial statements The financial statements provided pursuant to Clause 12.1 (Information undertakings) are accurate and reveal the true financial position of the relevant Security Parties.

11.1.23	No material liabilities No Borrower has undertaken any material liabilities, present or future, actual or contingent, save under the Relevant Documents and in the normal course of its trading.

11.1.24

Environmental Claims All Environmental Laws applicable to a Vessel have been complied with in all material respects and all material consents, licenses and approvals required under such Environmental Laws have been obtained and complied with in all material respects; no Environmental Claim has been made, settled or is pending against any Security Party or a Vessel, which has not been fully satisfied.

11.1.25

Ranking and effectiveness There are no Encumbrances (other than security interests constituted by the Security Documents) affecting any of the assets of the Security Parties and the security constituted by the Security Documents is in each case valid, effective security ranking first in priority.

11.1.26

Intellectual Property Each of the relevant Security Parties, to the extent necessary, has licensed to it on normal commercial terms all the Intellectual Property which is material in the context of its business and which is required by it in order to carry on its business as it is being conducted and as contemplated and does not, in carrying on its business, infringe any Intellectual Property of any third party in any respect and has taken all formal or procedural actions (including payment of fees) required to maintain any material Intellectual Property owned by it.

11.1.27

No adverse consequences There are no adverse consequences for the Lender (or any of them) in the jurisdiction of incorporation of any of the Security Parties in the entry into of the transactions contemplated by the Finance Documents.

11.1.28

Correctness of all documents    All copy documents provided or to be provided by or on behalf of a Security Party under or in connection with the Finance Documents, including (without limitation) the constitutional documents of the Security Parties, are true, accurate and complete copies of the same, are in full force and effect and have not been modified or amended.

11.1.29

Immunity  No Security Party or any of its respective assets has any right to immunity from set off, legal proceedings, attachment prior to judgment, other attachment or execution of judgment on the grounds of sovereign immunity or otherwise.

11.1.30	Accounting Reference Date(s) The accounting reference date of the Borrowers and the Group is 31 December of each calendar year.

11.1.31

Condition of a Vessel   (With effect from a Delivery Date or otherwise from the date of the relevant Mortgage) a Vessel will be and remain in the condition required by the Mortgage including (without limitation) being classed with the highest class applicable to vessels of its type with a classification society (being a member of the International Association of Classification Societies) approved by the Lender, such approval not to be unreasonably withheld, free of overdue recommendations unless otherwise agreed to by the Lender.

11.1.32	Charters There has been no material breach by any party to any charter or other contract of employment for a Vessel including but without limitation the Charters (or any of them).

11.1.33

Insurances A Vessel will be insured in the manner required by its Mortgage with effect from its Delivery Date or otherwise from the date of the relevant Mortgage, and all of the insurance covenants in its Mortgage will be fully performed from its Delivery Date or otherwise from the date of the relevant Mortgage onwards.

11.1.34

Managers  The Managers are fit and proper commercial and technical managers of a Vessel with the requisite personnel, experience and ability to perform said functions in accordance with all applicable laws and regulations and first class international ship management practice.

11.2

Repetition    Each representation and warranty in Clause 11.1 (Representations) is deemed to be repeated by the Borrowers by reference to the facts and circumstances then existing on the date of each Drawdown Notice and the first day of each Interest Period.

12	Undertakings and Covenants

The undertakings and covenants in this Clause 12 remain in force for the duration of the Facility Period.

12.1	Information undertakings

12.1.1

Financial statements   The Borrowers shall supply to the Lender as soon as the same become available, but in any event within 180 days after the end of each of its financial years, each Borrower’s audited financial statements (including individual balance sheets and profit and loss accounts) for that financial year and shall procure that the Guarantor supplies to the Lender as soon as the same become available, but in any event within 180 days after the end of each of the Guarantor’s financial years, the Guarantor’s audited consolidated financial statements (including consolidated balance sheets and profit and loss accounts) for that financial year, in each case to be supplemented by updated details of all off-balance sheet and time charter hire commitments, together with a Compliance Certificate, signed by an officer of the chief accountant of the relevant Borrower or Guarantor (as the context requires), setting out (in reasonable detail) computations as to compliance with Clause 12.2 (Financial covenants) as at the date as at which those financial statements were drawn up.

12.1.2	Requirements as to financial statements Each set of financial statements delivered by the Borrowers or the Guarantor under Clause 12.1.1 (Financial statements):

(a)

shall be certified by an officer or the chief accountant of the relevant Borrower or the Guarantor as fairly representing its financial condition as at the date as at which those financial statements were drawn up; and

(b)

shall be prepared using IFRS, accounting practices and financial reference periods consistent with those applied in the preparation of the Original Financial Statements unless, in relation to any set of financial statements, the relevant Borrower or the Guarantor notifies the Lender that there has been a change in IFRS, the accounting practices or reference periods and the relevant Borrower’s or the Guarantor’s auditors deliver to the Lender:

(i)	a description of any change necessary for those financial statements to reflect the IFRS, accounting practices and reference periods upon which the Original Financial Statements were prepared; and

(ii)

sufficient information, in form and substance as may be reasonably required by the Lender, to enable the Lender to make an accurate comparison between the financial position indicated in those financial statements and that indicated in the Original Financial Statements.

12.1.3

Interim financial statements    The Borrowers shall supply to the Lender and shall procure that the Guarantor supplies to the Lender as soon as the same become available, but in any event within 45 days after the end of each quarter during each of its financial years, each Borrower’s and the

Guarantor’s quarterly management accounts for that quarter, together in each case with a Compliance Certificate, signed by an officer or the chief accountant of the relevant Borrower or Guarantor (as the context requires), setting out (in reasonable detail) computations as to compliance with Clause 12.2 (Financial covenants) as at the date as at which those accounts were drawn up.

12.1.4	Information: miscellaneous The Borrowers shall procure that the Guarantor, the Pledgor and any other Security Party supply to the Lender:

(a)

all documents dispatched by any Borrower the Guarantor, the Pledgor and any other Security Party to its shareholders (or any class of them) or its creditors generally at the same time as they are dispatched provided same refer to matters that (i) may adversely affect the ability of the Borrowers to repay the Loan to the Lender and (ii) may adversely affect the business, assets, financial condition or credit worthiness of the Borrowers;

(b)

promptly upon becoming aware of them, details of any litigation, arbitration or administrative proceedings which are current, threatened or pending against any Security Party, and which might, if adversely determined, have a materially adverse effect on the business, assets, financial condition or credit worthiness of that Security Party; and

(c)

promptly, such further information regarding the financial condition, business and operations of any Security Party as the Lender may reasonably request including, without limitation, cash flow analyses, quarterly reports on the financial and operating performance of the Vessel, in form and substance satisfactory to the Lender.

12.1.5	Notification of default

(a)	The Borrowers shall notify the Lender of any Default (and the steps, if any, being taken to remedy it) promptly upon becoming aware of its occurrence.

(b)

Promptly upon a request by the Lender, each Borrower shall supply to the Lender a certificate signed by a senior officer on its behalf certifying that no Default is continuing (or if a Default is continuing, specifying the Default and the steps, if any, being taken to remedy it).

12.1.6	“Know your customer” checks If:

(a)	the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation made after the date of this Agreement;

(b)	any change in the status of a Borrower after the date of this Agreement; or

(c)	a proposed assignment or transfer by the Lender of any of its rights and obligations under this Agreement,

obliges the Lender (or, in the case of (c) above, any prospective new Lender) to comply with “know your customer” or similar identification procedures in circumstances where the necessary information is not already available to it, the Borrowers shall promptly upon the request of the Lender supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Lender (for itself or, in the case of (c) above, on behalf of any prospective new Lender) in order for the Lender (or, in the case of (c) above, any prospective new Lender) to carry out and be satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents.

12.2	Financial covenants

12.2.1

Borrowers’ financial covenants Each Borrower shall at all times during the Facility Period maintain minimum Cash (a) at least equal to three hundred thousand Dollars ($300,000) in respect of the Pisti Vessel, the Newyorker Vessel, the Maira Vessel and the Nikolas Vessel and (b) at least equal to three hundred and fifty thousand Dollars ($350,000) in respect of the Melina Vessel, the Torino Vessel, the Tangier Vessel, the Trapani Vessel and the Tarragona Vessel.

12.2.2	Guarantor’s financial covenants The Borrowers shall procure that the Guarantor shall at all times during the Facility Period maintain:-

(a)	Leverage of less than seventy five per cent (75%); and

(b)

Liquidity of an amount of not less than three hundred and fifty thousand Dollars ($350,000) per Fleet Vessel (for the avoidance of doubt, such Liquidity shall be covered under Clause 12.2.1 in respect of the Vessels and no additional Liquidity shall be required in respect of the Vessels under this Clause 12.2.2 (b)); and

(c)

Net Worth of not less than thirty two million Dollars ($32,000,000) to be increased to: (i) forty one million Dollars ($41,000,000) upon acquisition of the first of each of the Group B Vessels and (ii) fifty million Dollars ($50,000,000) upon acquisition of the second of each of the Group B Vessels.

The expressions used in this Clause 12.2 shall be construed in accordance with IFRS, and for the purposes of this Agreement:

“Cash” means cash in hand which is not subject to any charge back or other Encumbrance and to which the Borrowers have free, immediate and direct access.

“Financial Statements” means the financial statements of the Guarantor and the Borrowers provided in accordance with Clauses 12.1.1 and 12.1.3.

“Fleet Vessels” means any vessel (including the Vessels) from time to time wholly owned by the Guarantor (directly or indirectly) (each a “Fleet Vessel”).

“Fleet Market Value” means in relation to a Fleet Vessel, the market value of such Fleet Vessel conclusively determined by the average of two valuations to be provided by reputable, independent and first class firms of shipbrokers acceptable to the Lender semi-annually for each Fleet Vessel on the basis of a charter-free sale for prompt delivery for cash at arm’s length on normal commercial terms as between a willing seller and a willing buyer and at the cost of the Borrowers.

“Interest Payable” means, in relation to any financial accounting period during which the Guarantor is required to provide its most recent Financial Statements, all paid or payable interest, acceptance commission, and all other continuing, regular or periodic costs, charges and expenses in the nature of interest (whether paid, payable or capitalised) excluding finance costs and non-cash items incurred by the Guarantor in effecting, servicing or maintaining its Financial Indebtedness to the extent that they are taken into account in calculating the Net Income of the Guarantor during such financial accounting period.

“Leverage” means the ratio of Total Consolidated Long Term Debt to Value Adjusted Total Assets, as shown in the applicable Financial Statement of the Guarantor for any accounting period and determined in accordance with IFRS.

“Liquidity” means, in respect of each period during which Financial Statements are delivered by the Guarantor, Cash, as shown in the applicable Financial Statements of the Guarantor, for such accounting period and determined in accordance with IFRS.

“Net Income” means the aggregate profit after tax of the Guarantor calculated in accordance with the applicable Financial Statements for the Guarantor then most recently required to be delivered pursuant to Clauses 12.1.1 and 12.1.3.

“Net Worth” means equity payments already advanced in respect of the Fleet Vessel less accumulated dividends plus retained earnings of the Fleet Vessels, as each such term is defined in the applicable Financial Statements for the Guarantor determined in accordance with IFRS.

“Total Assets” means, in respect of the Guarantor, the amount of total assets of the Guarantor at any time on a consolidated basis which would be included in the applicable Financial Statements for the Guarantor as total assets determined in accordance with IFRS.

“Total Consolidated Long Term Debt” means, in respect of the Guarantor, the amount of total liabilities of the Guarantor (as such term is defined in the applicable Financial Statements of the Guarantor) at any time on a consolidated basis which would be included in the applicable Financial Statements of the Guarantor as total long term debt in accordance with IFRS including the current portion of long term debt (as such term is defined in the applicable Financial Statements for the Guarantor).

“Value Adjusted Total Assets” means the Total Assets of the Guarantor adjusted in each case for the difference of the book value of the Fleet Vessels (as evidenced in the most recent Financial Statements) and the Fleet Market Value.

12.3	General undertakings

12.3.1	Authorisations The Borrowers shall promptly:

(a)	obtain, comply with and do all that is necessary to maintain in full force and effect; and

(b)	supply certified copies to the Lender of,

any consent, licence, approval or authorisation required under any law or regulation to enable each Security Party to perform its obligations under the Finance Documents to which it is a party and to ensure the legality, validity, enforceability or admissibility in evidence in the jurisdiction of formation of each relevant Security Party of any Finance Document and to enable each Borrower to carry out its business and own its assets.

12.3.2

Compliance with laws    Each Borrower shall comply in all respects with all laws to which it may be subject, if failure so to comply would materially impair its ability to perform its obligations under the Finance Documents.

12.3.3

Conduct of business      Each Borrower shall carry on and conduct its business in a proper and efficient manner, file all requisite tax returns and pay all tax which becomes due and payable (except where contested in good faith).

12.3.4	Evidence of good standing The Borrowers will from time to time if requested by the Lender provide the Lender with evidence in form and substance satisfactory to the Lender that the Security Parties and all corporate shareholders or members of any Security Party remain in good standing.

12.3.5

Negative pledge and no disposals    No Borrower shall without the prior written consent of the Lender create nor permit to subsist any Encumbrance or other third party rights over any of its present or future assets or revenues or undertaking nor dispose of any of those assets or revenues or of all or part of that undertaking, unless incurred in the normal course of its business. However, the Borrowers may, at their option, secure over the Vessels, through second preferred mortgages in favour of a third party swap provider, an interest rate swap in respect of the hedging of the interest rate risk under this Agreement based on ISDA terms, provided that a deed of co-ordination with terms acceptable to the Lender in its absolute discretion shall be entered into with (inter alia) the third party swap provider prior to the execution and registration of such second priority mortgages between the Borrowers, the Lender and the third party swap provider.

12.3.6	Merger No Borrower shall without the prior written consent of the Lender enter into any amalgamation, demerger, merger or corporate reconstruction.

12.3.7

Change of business    No Borrower shall without the prior written consent of the Lender make any substantial change to the general nature of its business from that carried on at the date of this Agreement.

12.3.8	No other business No Borrower shall without the prior written consent of the Lender engage in any business other than the ownership, operation, chartering and management of its Vessel.

12.3.9

No place of business in UK or US   No Borrower shall have an established place of business in the United Kingdom or the United States of America (other than the Guarantor and the Pledgor) at any time during the Facility Period.

12.3.10

No borrowings or other transactions  No Borrower shall without the prior written consent of the Lender borrow any money (except for the Loan and unsecured Financial Indebtedness subordinated to the Loan or unsecured loans from the Guarantor or the Pledgor fully subordinated to the Loan and unsecured trade credit incurred in the ordinary course of business limited to $1,000,000 at any one time) nor enter into any transaction (including a derivative transaction) which may result in the incurrence of any additional indebtedness or liabilities (including but not limited to any guarantees, whether financial or performance related) nor incur any obligations under leases.

12.3.11

No substantial liabilities     Except in the ordinary course of business, no Borrower shall without the prior written consent of the Lender incur any liability to any third party which is in the Lender’s reasonable opinion of a substantial nature nor acquire or invest in any additional assets and/or investments other than its Vessel.

12.3.12

No loans or other financial commitments    No Borrower shall without the prior written consent of the Lender make any loan nor enter into any guarantee or indemnity or otherwise voluntarily assume any actual or contingent liability in respect of any obligation of any other person or enter into any transaction (including derivative transactions) that may result in the incurrence of any additional indebtedness (except for inter-company loans and interest rate swaps).

12.3.13	No dividends or non-arm’s length transactions The Borrowers shall not without the prior written consent of the Lender:

(a) pay any dividends or make any other distributions of revenue or capital nature to shareholders, issue any new shares or make any payments of principal or interest on amounts owed to related entities or persons unless the Security Parties are in full compliance with all provisions of the Finance Documents; or

(b) enter into a transaction with an affiliate other than on arm’s length terms unless the Lender is satisfied (acting reasonably) that the Borrowers are in compliance with the provisions of Clause 12.2.1 (Borrowers’ Financial Covenants).

12.3.14	Inspection of records Each Borrower will permit the inspection of its financial records and accounts from time to time by the Lender or its nominee.

12.3.15

No change in Relevant Documents     The Borrowers shall procure that, without the prior written consent of the Lender, there shall be no termination of, alteration to, or waiver of any term of, any of the Relevant Documents which are not Finance Documents or any of the constitutional documents of the Borrowers or the Guarantor.

12.3.16

Loans Administration Form  The Borrowers shall provide a completed loans administration form (as provided by the Lender and substantially in the form set out in Schedule 5) which, inter alia, shall provide the Lender with the list of authorised persons (“Authorised Persons”) who, on behalf of the Security Parties, may make any information request or communicate generally with the Lender in relation to the ongoing administration of the Loan by the Lender throughout the Facility Period. The Authorised Persons shall also be the point of first contact with the Security Parties for the Lender in relation to the administration of the Loan. The list of Authorised Persons may only be amended and/or varied by an Authorised Person or Director of the relevant Security Party.

12.3.17	Notification of Event of Default The Borrowers will immediately notify the Lender in writing of the occurrence of any Event of Default or a potential Event of Default.

12.3.18	No repayments No Borrower shall without the prior written consent of the Lender repay any loans made to it, which shall include both principal and interest on debt to related entities or persons.

12.3.19	No change of ownership No Borrower shall without the prior written consent of the Lender permit any change in its beneficial ownership from that advised to the Lender at the date of this Agreement.

12.3.20	No transaction with associated companies No Borrower shall without the prior written consent of the Lender, enter into any transactions (except on arm’s length terms) with any associated companies or companies associated with the Guarantor, unless entered in the normal course of business.

12.3.21

Subordination of shareholder loans The Borrowers shall procure that any shareholder loans and/or inter company borrowings and all claims of the Guarantor or the Managers against the Borrowers are fully subordinated to the Loan.

12.3.22

No investments The Borrowers shall procure that the Guarantor shall not without the prior written consent of the Lender make any investment and create any form of liabilities or security over any of its assets or revenues, unless the Security Parties are in full compliance with all the provisions of the Finance Documents.

12.3.23	No cross-default The Borrowers shall procure that no Security Party or Principal Subsidiary defaults under any Financial Indebtedness, including without limitation:

(a)	any non-payment of any Financial Indebtedness when due or within any originally applicable grace period; or

(b)	any Financial Indebtedness is declared to be, or otherwise becomes, due and payable before its specified maturity as a result of an event of default (however described); or

(c)	any Financial Indebtedness is capable of being declared by a creditor to be due and payable before its specified maturity as a result of such an event.

12.3.24	Tax compliance Each Borrower shall comply with all tax laws and regulations binding upon them and/or any of their assets from time to time.

12.3.25

No security interest Each Borrower shall not, and shall procure that the Guarantor shall not, create any form of security interest or quasi security interest over any of its assets or revenue without the prior written consent of the Lender, such consent not to be unreasonably withheld, unless it is reasonably incurred in the normal course of its business.

12.3.26

Maintenance of security The Borrowers shall take all action necessary or desirable in and about the registration and perfection of the security constituted by the Security Documents and maintain the same with valid first priority throughout the Facility Period.

12.3.27

Separate business  Each Borrower undertakes to maintain itself and its respective business entirely separate from any other affiliate of a Borrower and in particular (but without prejudice to the generality of the foregoing) a Borrower:

(a)	will maintain completely separate books and records from any other affiliate of a Borrower;

(b)	will maintain separate bank accounts;

(c)	will not co-mingle its assets together with the assets of another company or person;

(d)	will conduct its business in its own name;

(e)	will observe all corporate and other formalities required by its constitutional documents;

(f)	will prepare and maintain separate accounts and financial statements;

(g)	will maintain an arm’s length relationship with the Guarantor, and any affiliate of a Borrower;

(h)	will pay its own liabilities out of its own funds;

(i)	will maintain adequate capital for its needs;

(j)	will allocate fairly and reasonably any overhead for shared office space and/or facilities (if applicable);

(k)	will use separate stationery, invoices and cheque books from any other affiliate of a Borrower;

(l)	will hold itself out at all times as a separate entity and where appropriate correct any misapprehension of which it becomes aware in relation to its separate identity;

(m)	will retain no employees save for the master, officers and crew of its Vessel;

(n)	will not be or become the member of any VAT group without the prior consent of the Lender; and

12.3.28

Subordination   The Borrowers shall ensure that any loans or other indebtedness permitted by the terms of this Agreement, all claims of the Group against the Borrowers, and all sums owed to the Managers and all other material claims against the Borrowers are fully subordinated to the Indebtedness on terms acceptable to the Lender.

12.3.29	Ownership of assets Each Borrower shall hold good, marketable, absolute title and the entire beneficial interest in its Vessel and its Vessel’s Insurances and Earnings.

12.3.30

Material Creditors   Each Borrower shall use its best endeavours to procure that all material creditors of a Borrower agree not to petition for the insolvency or winding up or receivership of a Borrower during the Facility Period.

12.4	Vessel undertakings

12.4.1

No sale of Vessel   No Borrower shall sell or otherwise dispose of its Vessel or any shares in its Vessel nor agree to do so without the prior written consent of the Lender, such consent not to be unreasonably withheld.

12.4.2

No change in management   Each Borrower shall procure that, without the prior written consent of the Lender, there shall be no termination of, alteration to, or waiver of any term of, the Management Agreement in respect of its Vessel and no Borrower shall without the prior written consent of the Lender permit the Managers to sub-contract or delegate the commercial or technical management of its Vessel to any third party.

12.4.3

Registration of Vessel        Each Borrower undertakes to maintain the registration of its Vessel under the flag stated in Recital (A) for the duration of the Facility Period unless the Lender agrees otherwise in writing (and, if the Lender so reasonably requires, the underwriter of the obligatory insurances).

12.4.4

Valuations Each Borrower shall procure that valuations of its Vessel will be carried out semi-annually for the purposes of determining the Fair Market Value, at the cost of the Borrowers and at any other time, as determined in the absolute discretion of the Lender, at the cost of the Lender. However, in case of a Default valuations (which may be carried out at any time) shall be at the cost of the Borrowers.

12.4.5

Operation The Borrowers shall ensure that its Vessel is not to be nor will be beneficially owned directly or indirectly by a Prohibited Person and no Prohibited Person has any interest of any nature whatsoever in any Security Party and no property subject to any security interest constituted by a Finance Document has been derived from any unlawful activity.

12.4.6	Employment of Vessel Each of the Borrowers shall ensure in chartering out its Vessel that it is not employed:-

(a)

in breach of any embargo or sanction or prohibited cargo (or any similar order or directive) of the United Nations Security Council, the European Union, the United States of America, as they apply to their members or nationals; or

(b)	in any trade, carriage of goods or business which is forbidden by the United Nations Security Council, the European Union, the United States of America as they apply to their members of nationals; or

(c)	in carrying illicit or prohibited goods; or

(d)	in a way which may make it liable to be condemned by a prize court or destroyed, seized or confiscated; or

(e)	by a Prohibited Person.

12.4.7

No chartering   No Borrower shall without the prior written consent (such consent not to be unreasonably withheld) of the Lender let its Vessel on a Charter or a bareboat charter or renew or extend any Charter or other contract of employment of its Vessel with a duration of more than twelve (12) months (nor agree to do so).

12.4.8

Vessel data, valuation data Each Borrower shall promptly provide to the Lender any statistical or other information with respect to a Vessel or its operations and any valuation(s) of a Vessel as each Borrower may have in its possession and as the Lender may from time to time require.

12.4.9

Insurances The Borrowers shall advise the Lender at least 15 days prior to the Drawdown Date of each Vessel about the insurance brokers and clubs and about the main terms under which the Insurances shall be effected, all of which must be approved by the Lender and be acceptable to the Lender.

12.4.10

No contracts, acquisitions or demise charters The Borrowers shall not, without the written consent of the Lender, enter into any contract (other than in accordance with Clause 12.4.6 (Employment of Vessel) or otherwise in the ordinary course of business) nor amend, grant, waive, surrender, forfeit, consent to any assignment or review of the hire of any contract, or sub-charter its Vessel, nor enter into any charterparty by way of demise in relation to its Vessel.

12.4.11

Environmental Laws Each Borrower shall comply and shall procure that its Vessel, and in the case of a charterer, shall use its best endeavours that any charterer of its Vessel and the Managers (or any of them) comply with all Environmental Laws applicable to the same throughout the Facility Period.

12.4.12

Class  Each Borrower undertakes to maintain the Vessel’s class following its Delivery Date or the date of the relevant Mortgage with a classification society (being a member of the International Association of Classification Societies with class notation acceptable to the Lender) free from all overdue recommendations or requirements which are affecting a Vessel’s class and promptly perform all requirements or overdue recommendations of the classification society which would result in withdrawal of class if not performed and shall not change such classification society without the prior written consent of the Lender. The Borrowers shall advise the Lender in writing of the class and the classification society with which each Vessel shall be classified at least 15 days prior to the relevant Drawdown Date. Each Borrower shall send to the classification society of each Vessel a letter in form and substance acceptable to the Lender granting the Lender permission to access class records and other information from the classification society in relation to each Vessel during the Facility Period. That letter should also specify that if a Vessel has a condition of class imposed or a class recommendation issued, the classification society shall immediately inform the Lender by email at techcom@dvbbank.com and at thibaud.ollivier@dvbbank.com. The Borrowers shall arrange for the Lender to have electronic access to class records either (a) by way of the Lender being granted direct access from the classification society or (b) by way of indirect access via the Borrowers’ account manager and designating the Lender as a user or administrator of the system under its account.

12.4.13

Evidence of current COFR    The Borrowers will and will procure that the Managers will, if and for so long as a Vessel trades in the United States of America and Exclusive Economic Zone (as defined in the United States Oil Pollution Act 1990), obtain and retain a valid Certificate of Financial Responsibility for its Vessel under that Act, will provide the Lender with evidence of that Certificate, and will comply strictly with the requirements of that Act

12.4.14	ISM Code compliance The Borrowers will and will procure that the Managers will:

(a)	procure that a Vessel remains for the duration of the Facility Period subject to a SMS;

(b)	maintain a valid and current SMC for a Vessel throughout the Facility Period and provide a copy to the Lender;

(c)	procure that the ISM Company maintains a valid and current DOC throughout the Facility Period and provide a copy to the Lender; and

(d)	immediately notify the Lender in writing of any actual or threatened withdrawal, suspension, cancellation or modification of the SMC of a Vessel or of the DOC of the ISM Company.

12.4.15	ISPS Code compliance The Borrowers will and will procure that the Managers will:

(a)	for the duration of the Facility Period comply with the ISPS Code in relation to a Vessel and procure that a Vessel and the ISPS Company comply with the ISPS Code;

(b)	maintain a valid and current ISSC for a Vessel throughout the Facility Period and provide a copy to the Lender; and

(c)	immediately notify the Lender in writing of any actual or threatened withdrawal, suspension, cancellation or modification of the ISSC.

12.4.16	Annex VI compliance The Borrowers will and will procure that the Manager will:

(a)	for the duration of the Facility Period comply with Annex VI in relation to a Vessel and procure that a Vessel’s master and crew are familiar with, and that a Vessel complies with, Annex VI;

(b)	maintain a valid and current IAPPC for a Vessel throughout the Facility Period and provide a copy to the Lender; and

(c)	immediately notify the Lender in writing of any actual or threatened withdrawal, suspension, cancellation or modification of the IAPPC.

12.4.17

Vessel names   Each Borrower shall ensure that the name of its Vessel is not changed at any time during the Facility Period without the prior written consent of the Lender (such consent not to be unreasonably withheld).

12.4.18

Inspection of Vessel   The Borrowers will permit the physical inspection of the Vessels by the Lender or its nominee at any time during the Facility Period, upon the request of the Lender, but not more than once per year, unless there is an Event of Default in which case the Lender may request any number of inspections. The Lender will use reasonable endeavours to ensure that the operation of the Vessels is not adversely affected as a result of any physical inspection. The Borrowers will be liable for the cost of up to one physical inspection of the Vessels per calendar year, unless there is an Event of Default which is continuing, unremedied and unwaived, in which case the Borrowers shall be liable for the costs of all such physical inspections. The Borrowers shall comply with all reasonable requests from the Lender to repair each Vessel following a physical inspection. Upon the Lender’s request, each Borrower shall also procure from the Managers the latest complete technical reports for a Vessel.

13	Events of Default

13.1	Events of Default Each of the events or circumstances set out in this Clause 13.1 is an Event of Default.

13.1.1

Non-payment     The Borrowers do not pay on the due date any amount payable by them under a Finance Document at the place at and in the currency in which it is expressed to be payable unless payment is made within one (1) Business Day of its due date.

13.1.2

Other obligations      A Security Party or any other person (except the Lender) does not comply with any provision of any of the Security Documents to which that Security Party or person is a party (other than as referred to in Clause 13.1.1 (Non-payment)).

No Event of Default under this Clause 13.1.2 will occur if the failure to comply is capable of remedy and is remedied within ten (10) Business Days of the Lender giving notice to the Borrowers or the Borrowers becoming aware of the failure to comply.

13.1.3

Misrepresentation     Any representation, warranty or statement made or deemed to be repeated by a Security Party in any Finance Document or any other document delivered by or on behalf of a Security Party under or in connection with any Finance Document is or proves to have been incorrect or misleading in any material respect when made or deemed to be repeated and is not remedied within five (5) Business Days of the Lender giving notice to the Borrowers.

13.1.4	Cross default Any Financial Indebtedness of a Security Party or a member of the Group:

(a)	is not paid when due or within any originally applicable grace period; or

(b)	is declared to be, or otherwise becomes, due and payable before its specified maturity as a result of an event of default (however described); or

(c)

is capable of being declared by a creditor to be due and payable before its specified maturity as a result of such an event, unless in any of the above cases the relevant Security Party, acting in good faith, disputes its overdue liability or default provided that there are objective legal and substantial grounds for such Security Party to dispute a claim against it before any competent court, to the Lender’s reasonable discretion.

No Event of Default under this Clause 13.1.4 will occur if the failure to comply is capable of remedy and is remedied within five (5) Business Days of the Lender giving notice to the Borrowers or the Borrowers becoming aware of the failure to comply with this Clause 13.1.4. In relation to cross default for the Guarantor and the Pledgor, no Event of Default under this clause 13.1.4 will occur if the failure to comply is capable of remedy and is remedied within two (2) weeks of the Lender giving notice to the Borrowers or the Borrowers becoming aware of the failure to comply with this Clause 13.1.4.

13.1.5	Insolvency

(a)

A Security Party is unable or admits inability to pay its debts as they fall due, suspends making payments on any of its debts or, by reason of actual or anticipated financial difficulties, commences negotiations with one or more of its creditors with a view to rescheduling any of its Financial Indebtedness.

(b)	The value of the assets of a Security Party is less than its liabilities (taking into account contingent and prospective liabilities).

(c)	A moratorium is declared in respect of any Financial Indebtedness of a Security Party.

13.1.6	Insolvency proceedings Any corporate action, legal proceedings or other procedure or step is taken for:

(a)

the suspension of payments, a moratorium of any Financial Indebtedness, winding-up, dissolution, administration, bankruptcy or reorganisation (by way of voluntary arrangement, scheme of arrangement or otherwise) of a Security Party;

(b)	a composition, compromise, assignment or arrangement with any creditor of a Security Party;

(c)	the appointment of a liquidator, receiver, administrative receiver, administrator, compulsory manager, or trustee or other similar officer in respect of any Security Party or any of its assets; or

(d)	enforcement of any Encumbrance over any assets of a Security Party,

or any analogous procedure or step is taken in any jurisdiction.

13.1.7

Creditors’ process and material litigation Any expropriation, attachment, sequestration, distress or execution affects any asset or assets of a Security Party and is not discharged within 14 days or a Security Party becomes involved in litigation which might adversely affect its ability to perform any obligation under any Security Document to which it is a party.

13.1.8

Change in ownership or control of a Security Party      There is any change in the beneficial ownership or control of a Security Party from that advised to the Lender by the Borrowers at the date of this Agreement.

13.1.9

Repudiation     A Security Party or any other person (except the Lender) repudiates any of the Security Documents to which that Security Party or person is a party or evidences an intention to do so or any event occurs which in the reasonable opinion of the Lender may result in a repudiation of the contract.

13.1.10

Impossibility or illegality    Any event occurs which would, or would with the passage of time, render performance of any of the Security Documents by a Security Party or any other party to any such document impossible, unlawful or unenforceable by the Lender or a Security Party or jeopardise the security afforded by any Finance Document.

13.1.11	Conditions subsequent Any of the conditions referred to in Clause 3.3 (Conditions subsequent) is not satisfied within the time reasonably required by the Lender.

13.1.12

Revocation or modification of authorisation       Any consent, licence, approval, authorisation, filing, registration or other requirement of any governmental, judicial or other public body or authority which is now, or which at any time during the Facility Period becomes, necessary to enable a Security Party or any other person (except the Lender) to comply with any of its obligations under any of the Security Documents is not obtained, is revoked, suspended, withdrawn or withheld, or is modified in a manner which the Lender considers is, or may be, prejudicial to the interests of the Lender, or ceases to remain in full force and effect.

13.1.13

Curtailment of business   A Security Party ceases, or threatens to cease, to carry on all or a substantial part of its business or, as a result of intervention by or under the authority of any government, the business of a Security Party is wholly or partially curtailed or suspended, or all or a substantial part of the assets or undertaking of a Security Party is seized, nationalised, expropriated or compulsorily acquired.

13.1.14	Reduction of capital A Security Party reduces its authorised or issued or subscribed capital.

13.1.15

Loss of Vessel    A Vessel suffers a Total Loss or is otherwise destroyed, abandoned, confiscated, forfeited or condemned as prize, or a similar event occurs in relation to any other vessel which may from time to time be mortgaged to the Lender as security for the payment of all or any part of the Indebtedness and the insurance proceeds in respect of any such Total Loss are not paid to the Lender within the time limit set out in Clause 6.3.

13.1.16

Challenge to registration    The registration of a Vessel or a Mortgage is contested or becomes void or voidable or liable to cancellation or termination, or the validity or priority of a Mortgage is contested.

13.1.17

War or instability The country of registration of a Vessel becomes involved in war (whether or not declared) or civil war or is occupied by any other power or otherwise becomes unstable and the Lender in its discretion considers that, as a result, the security conferred by any of the Security Documents is materially prejudiced.

13.1.18	Notice of termination The Guarantor gives notice to the Lender to determine its obligations under the Guarantee.

13.1.19

Material adverse change    Any event or series of events occurs which, in the reasonable opinion of the Lender, has a materially adverse effect on the business, assets, financial condition or credit worthiness of a Security Party or a member of the Group.

13.1.20

Major damage  Damage to a Vessel which may reasonably be expected to cost more than five hundred thousand Dollars ($500,000) to repair occurs and is not covered by the Insurances for any reason including but without limitation breach of warranty by any named assured.

No Event of Default under this Clause 13.1.20 will occur if such damage is repairable, the insurers’ decision has been contested by a Borrower in good faith, the relevant Vessel has been repaired by the relevant Borrower within ninety (90) days and no other breach under any Finance Document or Event of Default occurs as a result of such damage.

13.1.21

Arrest  A Vessel is arrested or detained by any person other than any government or persons acting on behalf of any government and not released and returned to the possession of the relevant Borrower within fourteen (14) days after the arrest or detention in question.

13.1.22

Environmental incident    Any incident occurs affecting either of a Borrower or a Vessel or any charterer of a Vessel or the Managers (or any of them) which may give rise to an Environmental Claim which may have a materially adverse effect on the ability of any Security Party to perform any obligations under any Security Document to which it is a party.

13.2	Acceleration If an Event of Default is continuing the Lender may by notice to the Borrowers cancel any part of the Maximum Loan Amount not then advanced and:

13.2.1

declare that the Loan, together with accrued interest, and all other amounts accrued or outstanding under the Finance Documents are immediately due and payable, whereupon they shall become immediately due and payable; and/or

13.2.2	declare that the Loan is payable on demand, whereupon it shall immediately become payable on demand by the Lender.

14	Assignment and Sub-Participation

14.1

Lenders’ rights    The Lender may assign any of its rights under this Agreement or transfer by novation any of its rights and obligations under this Agreement to any other branch of the Lender or to any other bank or financial institution or (for the purpose of a securitisation of the Lender’s rights or obligations under the Finance Documents or a similar transaction of broadly equivalent economic effect) to any special purpose vehicle, and may grant sub-participations in all or any part of the Loan.

14.2

Borrowers’ co-operation    The Borrowers will co-operate fully with the Lender in connection with any assignment, transfer or sub-participation; will execute and procure the execution of such documents as the Lender may require in that connection; and irrevocably authorise the Lender to disclose to any proposed assignee, transferee or sub-participant (whether before or after any assignment, transfer or sub-participation and whether or not any assignment, transfer or sub-participation shall take place) all information relating to the Security Parties, the Loan, the Relevant Documents and the Vessels which the Lender may in its discretion consider necessary or desirable.

14.3

Rights of assignee or transferee    Any assignee or transferee of the Lender shall (unless limited by the express terms of the assignment or novation) take the full benefit of every provision of the Finance Documents benefitting the Lender.

14.4	No assignment or transfer by the Borrowers No Borrower may assign any of its rights or transfer any of its rights or obligations under the Finance Documents.

14.5

Securitisation    The Lender may include all or part of its rights or obligations under the Finance Documents in a securitisation (or similar transaction of broadly equivalent economic effect) following consultation with and obtaining of the consent of the Borrowers or the Guarantor, such consent not to be unreasonably withheld. The Borrowers will, at the cost of the Lender, co-operate fully with the Lender in connection with any such securitisation (or similar transaction) by the Lender and will execute and procure the execution of such documents as the Lender may require in that connection. The Lender may disclose all information relating to the Security Parties, the Loan and the Relevant Documents and the Vessels to any investor or potential investor in such securitisation (or similar transaction) subject to the terms of this Clause 14.5.

14.6

Capital market In the event the Borrowers and/or the Guarantor and/or an affiliate pursues any securities offerings, the Lender, or any of its affiliates, will be entitled to act as a five per cent (5%) co-managing underwriter, or equivalent title, on each such securities offering for which it will be paid five per cent (5%) of the aggregate gross underwriting discounts, commissions and placement fees in respect of such securities offerings.

14.7

Disclosure    Without prejudice to Clause 14.2 (Borrowers’ co operation) and Clause 14.5 (Securitisation) and subject to the Borrowers’ and the Guarantor’s consent contained in Clause 14.5 and to causing no material adverse effect to the Borrowers or the Guarantor, the Borrowers irrevocably authorise the Lender to disclose from time to time information relating to the Security Parties, the Loan, the Relevant Documents and the Vessels to:

(a)	any private, public or internationally recognised authority;

(b)	the Lender’s head office, branch, affiliate or professional advisers;

(c)	any other party or its professional advisers; and

(d)	any other person in relation to:

(i)	the financing or refinancing of the Loan or any operational arrangement or other transaction in relation thereto; or

(ii)	any enforcement or preservation of the Lender’s rights and obligations under the Finance Documents.

15	Set-Off

The Lender may set off any matured obligation due from the Borrowers under any Finance Document against any matured obligation owed by the Lender to any Borrower, regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, the Lender may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off.

16	Payments

16.1

Payments    Each amount payable by a Borrower under a Finance Document shall be paid to such account at such bank as the Lender may from time to time direct to the Borrowers in the Currency of Account and in such funds as are customary at the time for settlement of transactions in the relevant currency in the place of payment. Payment shall be deemed to have been received by the Lender on the date on which the Lender receives authenticated advice of receipt, unless that advice is received by the Lender on a day other than a Business Day or at a time of day (whether on a Business Day or not) when the Lender in its discretion considers that it is impossible or impracticable for the Lender to utilise the amount received for value that same day, in which event the payment in question shall be deemed to have been received by the Lender on the Business Day next following the date of receipt of advice by the Lender.

16.2

No deductions or withholdings    Each payment (whether of principal or interest or otherwise) to be made by a Borrower under a Finance Document shall, subject only to Clause 16.3 (Grossing-up), be made free and clear of and without deduction for or on account of any Taxes or other deductions, withholdings, restrictions, conditions or counterclaims of any nature.

16.3

Grossing-up    If at any time any law requires (or is interpreted to require) a Borrower to make any deduction or withholding from any payment, or to change the rate or manner in which any required deduction or withholding is made, the Borrowers will promptly notify the Lender and, simultaneously with that payment, will pay to the Lender whatever additional amount (after taking into account any additional Taxes on, or deductions or withholdings from, or restrictions or conditions on, that additional amount) is necessary to ensure that, after the deduction or withholding, the Lender receives a net sum equal to the sum which the Lender would have received had no deduction or withholding been made.

16.4

Evidence of deductions    If at any time a Borrower is required by law to make any deduction or withholding from any payment to be made by it under a Finance Document, that Borrower will pay the amount required to be deducted or withheld to the relevant authority within the time allowed under the applicable law and will, no later than thirty (30) days after making that payment, deliver to the Lender an original receipt issued by the relevant authority, or other evidence acceptable to the Lender, evidencing the payment to that authority of all amounts required to be deducted or withheld.

16.5

Adjustment of due dates    If any payment or transfer of funds to be made under a Finance Document, other than a payment of interest on the Loan, shall be due on a day which is not a Business Day, that payment shall be made on the next succeeding Business Day (unless the next succeeding Business Day falls in the next calendar month in which event the payment shall be made on the next preceding Business Day). Any such variation of time shall be taken into account in computing any interest in respect of that payment.

16.6

Control account    The Lender shall open and maintain on its books a control account in the names of the Borrowers showing the advance of the Loan and the computation and payment of interest and all other sums due under this Agreement. The Borrowers’ obligations to repay the Loan and to pay interest and all other sums due under this Agreement shall be evidenced by the entries from time to time made in the control account opened and maintained under this Clause 16.6 and those entries will, in the absence of manifest error, be conclusive and binding.

17	Notices

17.1	Communications in writing Any communication to be made under or in connection with this Agreement shall be made in writing and, unless otherwise stated, may be made by fax or letter.

17.2

Addresses    The address and fax number (and the department or officer, if any, for whose attention the communication is to be made) of each party to this Agreement for any communication or document to be made or delivered under or in connection with this Agreement are:

17.2.1	in the case of the Borrowers, 3-5 Menandrou Street, 14561 Kifisia, Athens, Greece (fax no: +30 210 8084224) marked for the attention of Legal Department; and

17.2.2	in the case of the Lender, at its address at the head of this Agreement (fax no: +49 69 97 504 526) marked for the attention of: Loans Administration Department;

or any substitute address, fax number, department or officer as either party may notify to the other by not less than five (5) Business Days’ notice.

17.3	Delivery Any communication or document made or delivered by one party to this Agreement to the other under or in connection this Agreement will only be effective:

17.3.1	if by way of fax, when received in legible form; or

17.3.2	if by way of letter, when it has been left at the relevant address or five (5) Business Days after being deposited in the post postage prepaid in an envelope addressed to it at that address;

and, if a particular department or officer is specified as part of its address details provided under Clause 17.2 (Addresses), if addressed to that department or officer.

Any communication or document to be made or delivered to the Lender will be effective only when actually received by the Lender.

17.4	English language Any notice given under or in connection with this Agreement must be in English. All other documents provided under or in connection with this Agreement must be:

17.4.1	in English; or

17.4.2

if not in English, and if so required by the Lender, accompanied by a certified English translation and, in this case, the English translation will prevail unless the document is a constitutional, statutory or other official document.

18	Partial Invalidity

If, at any time, any provision of a Finance Document is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.

19	Remedies and Waivers

No failure to exercise, nor any delay in exercising, on the part of the Lender, any right or remedy under a Finance Document shall operate as a waiver, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in this Agreement are cumulative and not exclusive of any rights or remedies provided by law.

20	Joint and several liability

20.1

Nature of liability      The representations, warranties, covenants, obligations and undertakings of the Borrowers contained in this Agreement shall be joint and several so that each Borrower shall be jointly and severally liable with all the Borrowers for all of the same and such liability shall not in any way be discharged, impaired or otherwise affected by:

20.1.1	any forbearance (whether as to payment or otherwise) or any time or other indulgence granted to any other Borrower or any other Security Party under or in connection with any Finance Document;

20.1.2	any amendment, variation, novation or replacement of any other Finance Document;

20.1.3	any failure of any Finance Document to be legal valid binding and enforceable in relation to any other Borrower or any other Security Party for any reason;

20.1.4	the winding-up or dissolution of any other Borrower or any other Security Party;

20.1.5	the release (whether in whole or in part) of, or the entering into of any compromise or composition with, any other Borrower or any other Security Party; or

20.1.6	any other act, omission, thing or circumstance which would or might, but for this provision, operate to discharge, impair or otherwise affect such liability.

20.2

No rights as surety      Until the Indebtedness has been unconditionally and irrevocably paid and discharged in full, each Borrower agrees that it shall not, by virtue of any payment made under this Agreement on account of the Indebtedness or by virtue of any enforcement by the Lender of its rights under this Agreement or by virtue of any relationship between, or transaction involving, the relevant Borrower and any other Borrower or any other Security Party:

20.2.1	exercise any rights of subrogation in relation to any rights, security or moneys held or received or receivable by the Lender or any other person; or

20.2.2	exercise any right of contribution from any other Borrower or any other Security Party under any Finance Document; or

20.2.3	exercise any right of set-off or counterclaim against any other Borrower or any other Security Party; or

20.2.4	receive, claim or have the benefit of any payment, distribution, security or indemnity from any other Borrower or any other Security Party; or

20.2.5

unless so directed by the Lender (when the relevant Borrower will prove in accordance with such directions), claim as a creditor of any other Borrower or any other Security Party in competition with the Lender and each Borrower shall hold in trust for the Lender and forthwith pay or transfer (as appropriate) to the Lender any such payment (including an amount equal to any such set-off), distribution or benefit of such security, indemnity or claim in fact received by it.

21	Miscellaneous

21.1	No oral variations No variation or amendment of a Finance Document shall be valid unless in writing and signed on behalf of the Lender.

21.2

Further assurance    If any provision of a Finance Document shall be invalid or unenforceable in whole or in part by reason of any present or future law or any decision of any court, or if the documents at any time held by or on behalf of the Lender are considered by the Lender for any reason insufficient to carry out the terms of this Agreement, then from time to time the Borrowers will promptly, on demand by the Lender, execute or procure the execution of such further documents as in the opinion of the Lender are necessary to provide adequate security for the repayment of the Indebtedness.

21.3

Rescission of payments etc.    Any discharge, release or reassignment by the Lender of any of the security constituted by, or any of the obligations of a Security Party contained in, a Finance Document shall be (and be deemed always to have been) void if any act (including, without limitation, any payment) as a result of which such discharge, release or reassignment was given or made is subsequently wholly or partially rescinded or avoided by operation of any law.

21.4

Certificates    Any certificate or statement signed by an authorised signatory of the Lender purporting to show the amount of the Indebtedness (or any part of the Indebtedness) or any other amount referred to in any Finance Document shall, save for manifest error or on any question of law, be conclusive evidence as against the Borrowers of that amount.

21.5	Counterparts This Agreement may be executed in any number of counterparts each of which shall be original but which shall together constitute the same instrument.

21.6

Contracts (Rights of Third Parties) Act 1999    A person who is not a party to this Agreement has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce or to enjoy the benefit of any term of this Agreement.

21.7

Consent to disclosure  The Borrowers shall, and shall procure that the Guarantor shall, irrevocably and unconditionally authorise the Lender to give, divulge and reveal from time to time information and details relating to its account, the Vessels, the Facility Documents, the Relevant Documents, the Loan and any agreement entered into by the Borrowers and/or the Guarantor or information provided by the Borrowers or the Guarantor in connection with the Facility Documents to (i) any private, public or internationally recognised authorities, (ii) the Lender’s head offices, branches and affiliates and professional advisors, (iii) any other parties to the Facility Documents, (iv) a rating agency or their professional advisors, (v) any person with whom they propose to enter (or contemplate entering) into contractual relations in relation to the Loan and (vi) any other person(s) regarding the funding, re-financing, transfer, assignment, sale, sub-participation or operational arrangement or other transaction in relation thereto, including without limitation, any enforcement, preservation, assignment, transfer, sale or sub-participation of any of the Lender’s rights and obligations.

22	Law and Jurisdiction

22.1	Governing law This Agreement and any non-contractual obligations arising from or in connection with it shall in all respects be governed by and interpreted in accordance with English law.

22.2

Jurisdiction    For the exclusive benefit of the Lender, the parties to this Agreement irrevocably agree that the courts of England are to have exclusive jurisdiction to settle any dispute (a) arising from or in connection with this Agreement or (b) relating to any non-contractual obligations arising from or in connection with this Agreement and that any proceedings may be brought in those courts.

22.3

Alternative jurisdictions    Nothing contained in this Clause 22 shall limit the right of the Lender to commence any proceedings against the Borrowers in any other court of competent jurisdiction nor shall the commencement of any proceedings against the Borrowers in one or more jurisdictions preclude the commencement of any proceedings in any other jurisdiction, whether concurrently or not.

22.4

Waiver of objections    Each Borrower irrevocably waives any objection which it may now or in the future have to the laying of the venue of any proceedings in any court referred to in this Clause 22, and any claim that those proceedings have been brought in an inconvenient or inappropriate forum, and irrevocably agrees that a judgment in any proceedings commenced in any such court shall be conclusive and binding on it and may be enforced in the courts of any other jurisdiction.

22.5	Service of process Without prejudice to any other mode of service allowed under any relevant law, each Borrower:

22.5.1

irrevocably appoints Messrs. Saville & Co., 2 Throgmorton Avenue, London EC2N 2ER, England as its agent for service of process in relation to any proceedings before the English courts in connection with this Agreement; and

22.5.2	agrees that failure by a process agent to notify any Borrower of the process will not invalidate the proceedings concerned.

SCHEDULE 1: Conditions Precedent and Subsequent

Part I: Conditions precedent

1	Security Parties

(a)

Constitutional Documents      Copies of the constitutional documents of each Security Party together with such other evidence as the Lender may reasonably require that each Security Party is duly formed in its country of formation and remains in existence with power to enter into, and perform its obligations under, the Relevant Documents to which it is or is to become a party.

(b)	Certificates of good standing A certificate of good standing in respect of each Security Party (if such a certificate can be obtained).

(c)	Member resolutions A copy of a resolution of the members of each Security Party:

(i)	approving the terms of, and the transactions contemplated by, the Relevant Documents to which it is a party and resolving that it execute those Relevant Documents; and

(ii)	authorising a specified person or persons to execute those Relevant Documents (and all documents and notices to be signed and/or despatched under those documents) on its behalf.

(d)	Copy passports A copy of the passport of each person authorised by the resolutions referred to in paragraph (c) above.

(e)

Officer’s certificates    A certificate of a duly authorised officer of each Security Party certifying that each copy document relating to it specified in this Part I of Schedule 1 is correct, complete and in full force and effect and setting out the names of the directors, officers and membership interest holders (shareholders) of that Security Party and the proportion of shares held by each membership interest holders (shareholders).

(f)	Evidence of registration Where such registration is required or permitted under the laws of the relevant jurisdiction, evidence that the names of the directors,

officers and membership interest holders (shareholders) of each Security Party are duly registered in the companies registry or other registry in the country of formation of that Security Party.

(g)	Powers of attorney The notarially attested and legalised power of attorney of each Security Party under which any documents are to be executed or transactions undertaken by that Security Party.

(h)	Capital structure Evidence, in form and substance satisfactory to the Lender, of the capital structure of the Borrowers and the Guarantor.

2	Security and related documents

(a)	Group A Vessel documents Photocopies, certified as true, accurate and complete by a director or the secretary or the legal advisers of the Borrower, of:

(i)	the MOA;

(ii)	such documents as the Lender may reasonably require to evidence the nomination of the Borrower as purchaser of the Group A Vessel pursuant to the MOA;

(iii)	the bill of sale transferring title in the Group A Vessel to the Borrower free of all encumbrances, maritime liens or other debts;

(iv)	the protocol of delivery and acceptance evidencing the unconditional physical delivery of the Group A Vessel by the Seller to the Borrower pursuant to the MOA;

(v)	any charterparty or other contract of employment of the Group A Vessel which will be in force on the Drawdown Date including, without limitation, the Initial Charter;

(vi)	the Management Agreements;

(vii)	the Group A Vessel’s current Safety Construction, Safety Equipment, Safety Radio, Oil Pollution Prevention and Load Line Certificates;

(viii)	evidence of the Group A Vessel’s current Certificate of Financial Responsibility issued pursuant to the United States Oil Pollution Act 1990 (if it trades in waters subject to OPA);

(ix)	the Group A Vessel’s current SMC;

(x)	the ISM Company’s current DOC;

(xi)	the Group A Vessel’s current ISSC;

(xii)	the Group A Vessel’s current IAPPC;

(xiii)	the Group A Vessel’s current Tonnage Certificate;

in each case together with all addenda, amendments or supplements.

(b)

Evidence of Borrower’s title  A certificate of ownership and encumbrance (or equivalent) issued by the Registrar of Ships (or equivalent official) of the flag stated in Recital (A) confirming that (a) the Group A Vessel is provisionally or permanently registered under that flag in the ownership of the Borrower, (b) the Mortgage has been registered with first priority against the Group A Vessel and (c) there are no further Encumbrances registered against the Group A Vessel.

(c)

Evidence of insurance    Evidence that the Group A Vessel is insured in the manner required by the Security Documents and that letters of undertaking will be issued in the manner required by the Security Documents, together with (if required by the Lender) the written approval of the Insurances by an insurance adviser appointed by the Lender and evidence that the Lender is named as loss payee.

(d)

Confirmation of class      A Certificate of Confirmation of Class for hull and machinery confirming that the Group A Vessel is classed with the highest class applicable to vessels of her type with Lloyd’s Register or such other classification society as may be acceptable to the Lender free of overdue recommendations affecting class.

(e)	Survey report A report by a surveyor instructed by the Lender to inspect the Group A Vessel confirming that the condition of the Group A Vessel is in all respects acceptable to the Lender.

(f)

Valuation    Not less than two (2) weeks prior to her expected Drawdown Date, the fair market value of a Group A Vessel shall be conclusively determined on a charter-free basis by firms of shipbrokers approved and appointed by the Lender (and in a form approved by the Lender) which shall include: (a) one valuation by a firm of shipbrokers appointed by the Lender (which shall be Maritime Strategies International Ltd. unless the Lender advises otherwise) and (b) if requested by the Borrowers, one valuation to be obtained by a firm of shipbrokers selected by the Borrowers from the Approved Brokers, in which case the fair marker value of a Group A Vessel shall be conclusively determined by the average of the two valuations. If there is a difference of or in excess of 10% between the two valuations, the Borrowers may select a third firm of shipbrokers from the Approved Brokers and the fair market value of a Group A Vessel shall be determined by the average of the three valuations.

(g)

Security Documents    The Mortgage and the Assignment in respect of the Group A Vessel, the Guarantee, the Account Charge(s) and the Membership Interest Pledge Agreements, the Letter of Undertaking together with all other documents required by any of them, including, without limitation, all notices of assignment and/or charge and evidence that those notices will be duly acknowledged by the recipients.

(h)	Mandates Such duly signed forms of mandate, and/or other evidence of the opening of the Earnings Accounts, as the Lender may require.

(i)

Managers’ confirmation        The written confirmation of the Managers that, throughout the Facility Period unless otherwise agreed by the Lender, they will remain the commercial and technical managers of the Group A Vessel and that they will not, without the prior written consent of the Lender, sub-contract or delegate the commercial or technical management of the Group A Vessel to any third party and confirming in terms acceptable to the Lender that, following the occurrence of an Event of Default, all claims of the Managers against the Borrower shall be subordinated to the claims of the Lender under the Finance Documents.

(j)	No disputes The written confirmation of the Borrower that there is no dispute under any of the Relevant Documents as between the parties to any such document.

(k)	The Account Holder’s confirmation The written confirmation of the Account Holder that the Earnings Accounts have been opened with the Account Holder and to its actual knowledge are free from Encumbrances and rights of set off other than as created by or pursuant to the Security Documents.

(l)

Technical information  Delivery of technical information to the Lender by the Borrower in respect of the Group A Vessel in a form acceptable to the Lender, including without limitation (i) full history of class, (ii) details of statutory certificates, (iii) summaries of inspections (flag, port state control etc.) and (iv) any records of planned maintenance.

(m)	Other Relevant Documents Copies of each of the Relevant Documents not otherwise comprised in the documents listed in this Part I of Schedule 1.

3	Legal opinions

(a)

If a Security Party is incorporated in a jurisdiction other than England and Wales or if any Finance Document is governed by the laws of a jurisdiction other than England and Wales, a legal opinion of the legal advisers to the Lender in each relevant jurisdiction, substantially in the form or forms provided to the Lender prior to signing this Agreement or confirmation satisfactory to the Lender that such an opinion will be given.

4	Other documents and evidence

(a)	Drawdown Notice A duly completed Drawdown Notice.

(b)	Process agent Evidence that any process agent referred to in Clause 22.5 (Service of process) and any process agent appointed under any other Finance Document has accepted its appointment.

(c)

Other authorisations        A copy of any other consent, licence, approval, authorisation or other document, opinion or assurance which the Lender considers to be necessary or desirable (if it has notified the Borrowers accordingly) in connection with the entry into and performance of the transactions contemplated by any of the Relevant Documents or for the validity and enforceability of any of the Relevant Documents.

(d)	Financial statements Once available, copies of the Original Financial Statements of each Borrower and the Guarantor.

(e)	Fees Evidence that the fees, costs and expenses then due from the Borrowers under Clause 8 (Indemnities) and Clause 9 (Fees) have been paid or will be paid by the relevant Drawdown Date.

(f)

“Know your customer” documents    Such documentation and other evidence as is reasonably requested by the Lender in order for the Lender to comply with all necessary “know your customer” or similar identification procedures in relation to the transactions contemplated in the Finance Documents.

Part II: Conditions subsequent

1

Evidence of Borrower’s title    Certificate of ownership and encumbrance (or equivalent) issued by the Registrar of Ships (or equivalent official) of the flag stated in Recital (A) confirming that (a) the Group A Vessel is permanently registered under that flag in the ownership of the Borrower, (b) the Mortgage has been registered with first priority against the Group A Vessel and (c) there are no further Encumbrances registered against the Group A Vessel.

2	Deletion by Seller Evidence that the Group A Vessel has been deleted from its current flag (where relevant).

3

Letters of undertaking    Letters of undertaking in respect of the Insurances as required by the Security Documents together with copies of the relevant policies or cover notes or entry certificates duly endorsed with the interest of the Lender.

4	Acknowledgements of notices Acknowledgements of all notices of assignment and/or charge given pursuant to any Security Documents received by the Lender pursuant to Part I of this Schedule 1.

5	Legal opinions Such of the legal opinions specified in Part I of this Schedule 1 as have not already been provided to the Lender.

6	Vessel’s inspection Following the Group A Vessel’s next special survey, satisfactory inspection of the Group A Vessel by the Lender’s technical committee (TECHCOM).

7	Melina Vessel’s inspection Satisfactory inspection of the Melina Vessel by the Lender’s technical committee (TECHCOM).

Part III: Delivery conditions precedent

1

Officer’s certificate      A certificate signed by a duly authorised officer of each Security Party dated no later than five (5) Business Days before the Delivery Date confirming that none of the documents and evidence delivered to the Lender pursuant to Clauses 3.4 (Delivery Conditions precedent) and 3.5 (Delivery Conditions subsequent) has been amended, modified or revoked in any way since its delivery to the Lender.

2	Security and related documents

(a)	Group B Vessel documents Photocopies, certified as true, accurate and complete by a director or the secretary of the Borrower, of:

(i)	the builder’s certificate and/or bill of sale transferring title in the Group B Vessel to the Borrower free of all encumbrances, maritime liens or other debts;

(ii)	the protocol of delivery and acceptance evidencing the unconditional physical delivery of the Group B Vessel by the Builder to the Borrower pursuant to the Building Contract;

(iii)	the commercial invoice issued by the Builder in respect of the Contract Price of the Group B Vessel;

(iv)	the declaration of warranty issued by the Builder to the Borrower pursuant to the Building Contract;

(v)	any charterparty or other contract of employment of the Group B Vessel which will be in force on the Delivery Date including, without limitation, the Charter;

(vi)	the Management Agreement;

(vii)	the Group B Vessel’s current Safety Construction, Safety Equipment, Safety Radio, Oil Pollution Prevention and Load Line Certificates;

(viii)	the Group B Vessel’s current Certificate of Financial Responsibility issued pursuant to the United States Oil Pollution Act 1990 (“OPA”) (if it trades in waters subject to OPA);

(ix)	the Group B Vessel’s current SMC;

(x)	the ISM Company’s current DOC;

(xi)	the Group B Vessel’s current ISSC;

(xii)	the Group B Vessel’s current IAPPC;

(xiii)	the Group B Vessel’s current Tonnage Certificate;

in each case together with all addenda, amendments or supplements.

(b)

Evidence of Borrower’s title    Evidence that any prior registration of the Group B Vessel in the ownership of the Builder and any Encumbrance registered against that ownership have been cancelled (or confirmation from the Builder that there was no such prior registration) and evidence that on the Delivery Date (i) the Group B Vessel will be at least provisionally registered under the flag stated in Recital (A) in the ownership of the Borrower and (ii) the Mortgage will be capable of being registered against the Group B Vessel with first priority.

(c)

Evidence of insurance    Evidence that the Group B Vessel is insured in the manner required by the Security Documents and that letters of undertaking will be issued in the manner required by the Security Documents, together with (if required by the Lender) the written approval of the Insurances by an insurance adviser appointed by the Lender and evidence that the Lender is named as loss payee.

(d)

Confirmation of class    An interim Certificate of Confirmation of Class for hull and machinery confirming that the Group B Vessel is classed with the highest class applicable to vessels of her type with Lloyd’s Register or such other classification society as may be acceptable to the Lender free of overdue recommendations and requirements affecting class unless otherwise agreed by the Lender in writing. The Borrower shall notify the identity of the class and the classification society to the Lender at least fifteen (15) days prior to the Delivery Date.

(e)

Equity Portion       Evidence satisfactory to the Lender that any Equity Portion has been paid to the Lender ten (10) calendar days prior to the relevant Drawdown Date for remittance to the Builder with the relevant portion of the Loan and that it is fully subordinated to the Loan.

(f)	Survey report A report by a surveyor instructed by the Lender to inspect the Group B Vessel confirming that the condition of the Group B Vessel is in all respects acceptable to the Lender.

(g)

Valuation  Not less than four (4) weeks prior to her expected Drawdown Date, a valuation by a firm of shipbrokers appointed by the Lender (which shall be Maritime Strategies International Ltd. unless the Lender advises otherwise) and if requested by the Borrowers, one valuation to be obtained by a firm of shipbrokers selected by the Borrowers from the Approved Brokers, in which case the fair marker value of the Group B Vessel shall be conclusively determined by the average of the two valuations. If there is a difference of or in excess of 10% between the two valuations, the Borrowers may select a third firm of shipbrokers from the Approved Brokers and the fair market value of the Group B Vessel shall be determined by the average of the three valuations.

(h)

Security Documents    The Mortgage and the Assignment, the Account Charge(s), the Membership Interest Pledge Agreements and the Letter of Undertaking (if applicable) in respect of the Group B Vessel, together with all other documents required by any of them, including, without limitation, all notices of assignment and/or charge and evidence that those notices will be duly acknowledged by the recipients.

(i)	Mandates Such duly signed forms of mandate, and/or other evidence of the opening of the Accounts, as the Lender may require.

(j)

Managers’ confirmation        The written confirmation of the Managers that, throughout the Facility Period unless otherwise agreed by the Lender, they will remain the commercial and technical managers of the Group B Vessel and that they will not, without the prior written consent of the Lender, sub-contract or delegate the commercial or technical management of the Group B Vessel to any third party (excluding any crew subcontracts) and confirming in terms acceptable to the Lender that, following the occurrence of an Event of Default, all claims of the Managers against the Borrower shall be subordinated to the claims of the Lender under the Finance Documents.

(k)	The Account Holder’s confirmation The written confirmation of the Account Holder that the Accounts have been opened with the Account Holder and are, and will remain throughout the Facility Period, free from Encumbrances and rights of set off other than as created by or pursuant to the Security Documents.

(l)

Mortgagees’ Insurances    Evidence of the Lender being covered under the Mortgagees’ Insurances for an amount of not less than one hundred and twenty per cent (120%) of the Loan and at the expense of the Borrower.

3	Legal opinions

(a)

An English law legal opinion and if a Security Party is incorporated in a jurisdiction other than England and Wales or if any Finance Document is governed by the laws of a jurisdiction other than England and Wales, a legal opinion of the legal advisers to the Lender in each relevant jurisdiction, substantially in the form or forms provided to the Lender prior to signing this Agreement or confirmation satisfactory to the Lender t that such an opinion will be given.

4	Other documents and evidence

(a)	Process agent Evidence that any process agent appointed under any Finance Document has accepted its appointment.

(b)

Other authorisations        A copy of any other consent, licence, approval, authorisation or other document, opinion or assurance which the Lender considers to be necessary or desirable (if it has notified the Borrowers accordingly) in connection with the entry into and performance of the transactions contemplated by any of the Relevant Documents or for the validity and enforceability of any of the Relevant Documents.

(c)	No Event of Default No Event of Default exists nor any event that with the giving of notice or the passage of time could give rise to an Event of Default under the Security Documents.

(d)	Capital Structure Evidence in the form and substance satisfactory to the Lender of the capital structure (equity and subordinated debt) for the Borrower, the Guarantor and the Pledgor.

(e)	Loan Administration Form A duly completed Loan Administration Form.

Part IV: Delivery conditions subsequent

1

Evidence of Borrower’s title    Certificate of ownership and encumbrance (or equivalent) issued by the Registrar of Ships (or equivalent official) of the Approved Flag confirming that (a) the Group B Vessel is permanently registered under that flag in the ownership of the Borrower, (b) the Mortgage has been registered with first priority against the Group B Vessel and (c) there are no further Encumbrances registered against the Group B Vessel.

2

Letters of undertaking    Letters of undertaking in respect of the Insurances as required by the Security Documents together with copies of the relevant policies or cover notes or entry certificates duly endorsed with the interest of the Lender.

3	Acknowledgements of notices Acknowledgements of all notices of assignment and/or charge given pursuant to any Security Documents received by the Lender pursuant to Part III of this Schedule 1.

4	Legal opinions Such of the legal opinions specified in Part III of this Schedule 1 as have not already been provided to the Lender.

5	Master’s receipt The master’s receipt for the Mortgage, if applicable.

6

Cash Collateral If required under Clause 3.6, evidence that the Cash Collateral has been credited by the Borrowers on a quarterly basis following the relevant Drawdown Date of the Group B Vessels and it is maintained in the Cash Collateral Accounts in accordance with Clause 10.4.

SCHEDULE 2: Repayment of Loan

Repayment Date	Drawing A Pisti Vessel		Drawing B NewYorker Vessel		Drawing C Maira Vessel		Drawing D Nikolas Vessel
	Repayment Instalment	Outstanding balance	Repayment Instalment	Outstanding balance	Repayment Instalment	Outstanding balance	Repayment Instalment	Outstanding balance
07.09.2010	Drawdown	$8,058,929	Drawdown	$12,356,548	Drawdown	$12,292,262	Drawdown	$12,292,262
07.12.2010	$35,566	$8,023,363	$35,566	$12,320,982	$35,566	$12,256,697	$35,566	$12,256,697
07.03.2011	$35,566	$7,987,798	$35,566	$12,285,417	$35,566	$12,221,131	$35,566	$12,221,131
07.06.2011	$35,566	$7,952,232	$35,566	$12,249,851	$35,566	$12,185,566	$35,566	$12,185,566
07.09.2011	$35,566	$7,916,667	$35,566	$12,214,286	$35,566	$12,150,000	$35,566	$12,150,000
07.12.2011	$395,833	$7,520,833	$321,429	$11,892,857	$337,500	$11,812,500	$337,500	$11,812,500
07.03.2012	$395,833	$7,125,000	$321,429	$11,571,428	$337,500	$11,475,000	$337,500	$11,475,000
07.06.2012	$395,833	$6,729,167	$321,429	$11,250,000	$337,500	$11,137,500	$337,500	$11,137,500
07.09.2012	$395,833	$6,333,333	$321,429	$10,928,571	$337,500	$10,800,000	$337,500	$10,800,000
07.12.2012	$395,833	$5,937,500	$321,429	$10,607,143	$337,500	$10,462,500	$337,500	$10,462,500
07.03.2013	$395,833	$5,541,667	$321,429	$10,285,714	$337,500	$10,125,000	$337,500	$10,125,000
07.06.2013	$395,833	$5,145,833	$321,429	$9,964,285	$337,500	$9,787,500	$337,500	$9,787,500
09.09.2013	$395,833	$4,750,000	$321,429	$9,642,857	$337,500	$9,450,000	$337,500	$9,450,000
09.12.2013	$395,833	$4,354,167	$321,429	$9,321,428	$337,500	$9,112,500	$337,500	$9,112,500
07.03.2014	$395,833	$3,958,333	$321,429	$9,000,000	$337,500	$8,775,000	$337,500	$8,775,000
09.06.2014	$395,833	$3,562,500	$321,429	$8,678,571	$337,500	$8,437,500	$337,500	$8,437,500
08.09.2014	$395,833	$3,166,667	$321,429	$8,357,142	$337,500	$8,100,000	$337,500	$8,100,000
08.12.2014	$395,833	$2,770,833	$321,429	$8,035,714	$337,500	$7,762,500	$337,500	$7,762,500
09.03.2015	$395,833	$2,375,000	$321,429	$7,714,285	$337,500	$7,425,000	$337,500	$7,425,000
08.06.2015	$395,833	$1,979,167	$321,429	$7,392,857	$337,500	$7,087,500	$337,500	$7,087,500
07.09.2015	$1,979,167	$0	$7,392,857	$0	$7,087,500	$0	$7,087,500	$0

Repayment Date	Drawing E Melina Vessel		Drawing F Torino Vessel		Drawing G Tangier Vessel		Drawing H Trapani Vessel		Drawing I Tarragona Vessel
	Repayment Instalment	Outstanding balance	Repayment Instalment	Outstanding balance	Repayment Instalment	Outstanding balance	Repayment Instalment	Outstanding balance	Repayment Instalment	Outstanding balance
07.09.2010
07.12.2010	Drawdown	$15,000,000	Drawdown	$3,000,000	Drawdown	$3,000,000	Drawdown	$3,000,000	Drawdown	$3,000,000
07.03.2011	$833,333	$14,166,667	$214,286	$2,785,714	$214,286	$2,785,714	$214,286	$2,785,714	$214,286	$2,785,714
07.06.2011	$833,334	$13,333,333	$214,286	$2,571,428	$214,286	$2,571,428	$214,286	$2,571,428	$214,286	$2,571,428
07.09.2011	$833,335	$12,499,998	$214,286	$2,357,142	$214,286	$2,357,142	$214,286	$2,357,142	$214,286	$2,357,142
07.12.2011	$833,336	$11,666,662	$214,286	$2,142,856	$214,286	$2,142,856	$214,286	$2,142,856	$214,286	$2,142,856
07.03.2012	$833,337	$10,833,325	$214,286	$1,928,570	$214,286	$1,928,570	$214,286	$1,928,570	$214,286	$1,928,570
07.06.2012	$833,338	$9,999,987	$214,286	$1,714,284	$214,286	$1,714,284	$214,286	$1,714,284	$214,286	$1,714,284

07.09.2012	$833,339	$9,166,648	$214,286	$1,499,998	$214,286	$1,499,998	$214,286	$1,499,998	$214,286	$1,499,998
07.12.2012	$833,340	$8,333,308	$214,286	$1,285,712	$214,286	$1,285,712	$214,286	$1,285,712	$214,286	$1,285,712
07.03.2013	$833,341	$7,499,967	$214,286	$1,071,426	$214,286	$1,071,426	$214,286	$1,071,426	$214,286	$1,071,426
07.06.2013	$833,342	$6,666,625	$214,286	$857,140	$214,286	$857,140	$214,286	$857,140	$214,286	$857,140
09.09.2013	$833,343	$5,833,282	$214,286	$642,854	$214,286	$642,854	$214,286	$642,854	$214,286	$642,854
09.12.2013	$833,344	$4,999,938	$214,286	$428,568	$214,286	$428,568	$214,286	$428,568	$214,286	$428,568
07.03.2014	$833,345	$4,166,593	$214,286	$214,282	$214,286	$214,282	$214,286	$214,282	$214,286	$214,282
09.06.2014	$833,346	$3,333,247	$214,282	$0	$214,282	$0	$214,282	$0	$214,282	$0
08.09.2014	$833,347	$2,499,900
08.12.2014	$833,348	$1,666,552
09.03.2015	$833,349	$833,203
08.06.2015	$833,203	$0
07.09.2015

Repayment Date	TOTAL
	Repayment	Outstanding balance
07.09.2010		$45,000,000
07.12.2010	$142,262	$71,857,738
07.03.2011	$1,832,739	$70,024,999
07.06.2011	$1,832,740	$68,192,259
07.09.2011	$1,832,741	$66,359,518
07.12.2011	$3,082,742	$63,276,776
07.03.2012	$3,082,743	$60,194,033
07.06.2012	$3,082,744	$57,111,289
07.09.2012	$3,082,745	$54,028,545
07.12.2012	$3,082,746	$50,945,799
07.03.2013	$3,082,747	$47,863,052
07.06.2013	$3,082,748	$44,780,304
09.09.2013	$3,082,749	$41,697,555
09.12.2013	$3,082,750	$38,614,805
07.03.2014	$3,082,751	$35,532,054
09.06.2014	$3,082,736	$32,449,318
08.09.2014	$2,225,609	$30,223,709
08.12.2014	$2,225,610	$27,998,099
09.03.2015	$2,225,611	$25,772,488
08.06.2015	$2,225,465	$23,547,023
07.09.2015	$23,547,023	$0

SCHEDULE 3: Form of Drawdown Notice

To:	DVB Bank SE

From:	Pisti Shipping LLC

Aris Marine LLC

Aphrodite Marine LLC

Athena Marine LLC

Dimitra Marine LLC

Apollon Marine LLC

Artemis Marine LLC

Hermes Marine LLC (MI)

Hera Marine LLC

Alexander Marine LLC

Philippos Marine LLC

2011

Dear Sirs

Drawdown Notice

We refer to the Loan Agreement dated 2 September 2010 (as amended and restated from time to time) made between ourselves and yourselves (together, the “Agreement”).

Words and phrases defined in the Agreement have the same meaning when used in this Drawdown Notice.

Pursuant to Clause 4 of the Agreement, we irrevocably request that you advance a Drawing in the sum of [                                                                     ] to us on                                      2011, which is a Business Day, by paying the amount of the Drawing [in accordance with the MOA in respect of the [    ] Vessel] [in accordance with the provisions of the relevant Building Contract towards payment of the [      ] Instalment of the Contract Price] [to the relevant Earnings Account in respect of the [         ] Vessel].

We warrant that the representations and warranties contained in Clause 11.1 of the Agreement are true and correct at the date of this Drawdown Notice and will be true and correct on             2010, that no Default has occurred and is continuing, and that no Default will result from the advance of the Drawing requested in this Drawdown Notice.

We select the period of [      ] months as the first Interest Period.

Yours faithfully

For and on behalf of

Pisti Shipping LLC

Aris Marine LLC

Aphrodite Marine LLC

Athena Marine LLC

Dimitra Marine LLC

Apollon Marine LLC

Artemis Marine LLC

Hermes Marine LLC (MI)

Hera Marine LLC

Alexander Marine LLC

Philippos Marine LLC

SCHEDULE 4: Form of Compliance Certificate

To:	DVB Bank SE

From:	Pisti Shipping LLC

Aris Marine LLC

Aphrodite Marine LLC

Athena Marine LLC

Dimitra Marine LLC

Apollon Marine LLC

Artemis Marine LLC

Hermes Marine LLC (MI)

Hera Marine LLC

Alexander Marine LLC

Philippos Marine LLC

Poseidon Containers Holdings LLC

Dated:

Dear Sirs

Pisti Shipping LLC, Aris Marine LLC, Aphrodite Marine LLC, Athena Marine LLC, Dimitra Marine LLC, Apollon Marine LLC, Artemis Marine LLC, Hermes Marine LLC (MI), Hera Marine LLC, Alexander MArine LLC and Philippos Marine LLC – US$176,000,000 Loan Agreement dated 2 September 2010 as amended and restated on 5 November 2010 and subsequently amended and restated on [                                ] 2011 (the “Agreement”)

We refer to the Agreement. This is a Compliance Certificate. Terms defined in the Agreement have the same meaning when used in this Compliance Certificate unless given a different meaning in this Compliance Certificate.

We confirm that:	[We maintain Cash equal to [ ] Dollars ($[ ]).] [Borrower]

[We maintain:-

(1) Leverage of [ ] per cent ([ ]%); and

(2) Liquidity of an amount of [ ] Dollars ($[ ]) per Fleet Vessel; and

(3) Net Worth of [ ] Dollars ($[ ]).] [Guarantor]

We confirm that no Default is continuing.

Signed:		Signed:

	Sole Member		Sole Member

	For and on behalf of Poseidon Containers Holdings LLC		For and on behalf of Poseidon Containers Holdings LLC

SCHEDULE 5: Loans Administration Form

To:	DVB Bank SE

We hereby appoint the following persons to act as our point of contact with regards to any issue arising in connection with the administration to the agreement dated 2 September 2010 amended and restated on 5 November 2010 and subsequently amended and restated on [                            ] 2011 made between (inter alia) yourselves and ourselves (the “Loan Agreement”) or any other documents related to the Loan:

1.	[ ], of [ ], Tel: [ ],
Mobile [ ], e-mail: [ ].

2.	[ ], of [ ], Tel: [ ],
Mobile [ ], e-mail: [ ].

3.	[ ], of [ ], Tel: [ ],
Mobile [ ], e-mail: [ ].

No other persons other than the Directors of the Borrowers or the persons listed above (the “Authorised Persons”) are hereby authorised to request any information from you regarding the Loan Agreement or any other matter related to the Loan or the Borrowers or communicate with you in any way regarding the foregoing in and under any circumstances.

For the avoidance of doubt, the following are the Directors of the Company:

1.	[ ], of [ ], Tel: [ ],
Mobile [ ], e-mail: [ ].

2.	[ ], of [ ], Tel: [ ],
Mobile [ ], e-mail: [ ].

3.	[ ], of [ ], Tel: [ ],
Mobile [ ], e-mail: [ ].

This list of authorised persons may only be amended, modified or varied in writing by an Authorised Person with copy to the other Authorised Persons.

We agree to indemnify you and hold you harmless in relation to any information you provide to any Authorised Person.

Words and expressions defined in the Loan Agreement shall bear the same meanings when used herein.

This letter shall be governed and construed in accordance with English law.

Yours sincerely

For and on behalf of

Pisti Shipping LLC

Aris Marine LLC

Aphrodite Marine LLC

Athena Marine LLC

Dimitra Marine LLC

Apollon Marine LLC

Artemis Marine LLC

Hermes Marine LLC (MI)

Hera Marine LLC

Alexander Marine LLC

Philippos Marine LLC

IN WITNESS of which the parties to this Agreement have executed this Agreement the day and year first before written.

SIGNED by	)
as duly authorised	)
for and on behalf of	)
PISTI SHIPPING LLC	)
in the presence of:	)

SIGNED by	)
as duly authorised	)
for and on behalf of	)
ARIS MARINE LLC	)
in the presence of:	)

SIGNED by	)
as duly authorised	)
for and on behalf of	)
APHRODITE MARINE LLC	)
in the presence of:	)

SIGNED by	)
as duly authorised	)
for and on behalf of	)
ATHENA MARINE LLC	)
in the presence of:	)

SIGNED by	)
as duly authorised	)
for and on behalf of	)
DIMITRA MARINE LLC	)
in the presence of:	)

SIGNED by	)
as duly authorised	)
for and on behalf of	)
APOLLON MARINE LLC	)
in the presence of:	)

SIGNED by	)
as duly authorised	)
for and on behalf of	)
ARTEMIS MARINE LLC	)
in the presence of:	)

SIGNED by	)
as duly authorised	)
for and on behalf of	)
HERMES MARINE LLC (MI))
in the presence of:	)

SIGNED by	)
as duly authorised	)
for and on behalf of	)
HERA MARINE LLC	)
in the presence of:	)

SIGNED by	)
as duly authorised	)
for and on behalf of	)
ALEXANDER MARINE LLC	)
in the presence of:	)

SIGNED by	)
as duly authorised	)
for and on behalf of	)
PHILIPPOS MARINE LLC	)
in the presence of:	)

SIGNED by	)
as duly authorised	)
for and on behalf of	)
DVB BANK SE	)
in the presence of:	)